Execution Version CREDIT AGREEMENT Dated as of July 22, 2022 among CORE MOLDING TECHNOLOGIES, INC., as the Borrower, the other Loan Parties from time to time party hereto, the LENDERS from time to time party hereto and THE HUNTINGTON NATIONAL BANK, as Administrative Agent THE HUNTINGTON NATIONAL BANK, as Bookrunner and Lead Arranger

ii TABLE OF CONTENTS ARTICLE I DEFINITIONS AND INTERPRETIVE PROVISIONS .......................................................... 1 Definitions .......................................................................................................................... 1 Rules of Interpretation ...................................................................................................... 31 Accounting Terms ............................................................................................................. 32 Rounding ........................................................................................................................... 33 Classification of Loans and Borrowings ........................................................................... 33 Rates ................................................................................................................................. 33 Judgment Currency ........................................................................................................... 33 ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS ...................................................... 34 Commitments .................................................................................................................... 34 Loans and Borrowings ...................................................................................................... 34 Borrowing Requests .......................................................................................................... 34 Funding of Borrowings ..................................................................................................... 35 Swingline Loans ............................................................................................................... 35 Letters of Credit ................................................................................................................ 37 Interest Elections ............................................................................................................... 43 Prepayments ...................................................................................................................... 44 Termination or Reduction of Commitments ..................................................................... 46 Repayment of Loans ......................................................................................................... 47 Interest .............................................................................................................................. 47 Fees ................................................................................................................................... 48 Computation of Interest and Fees ..................................................................................... 49 Payments ........................................................................................................................... 50 Sharing of Payments by Lenders ...................................................................................... 51 Evidence of Debt .............................................................................................................. 51 Defaulting Lenders ........................................................................................................... 52 ARTICLE III TAXES, YIELD PROTECTION, ILLEGALITY AND BENCHMARK REPLACEMENT ....................................................................................................................................... 54 Taxes ................................................................................................................................. 54 Illegality ............................................................................................................................ 57 Inability to Determine Rates ............................................................................................. 57 Increased Costs ................................................................................................................. 58 Compensation for Losses .................................................................................................. 59 Effect of Benchmark Transition Event ............................................................................. 59 Mitigation Obligations; Replacement of Lenders ............................................................. 60 ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS .............................................. 61 Conditions of Initial Credit Extension .............................................................................. 61 Conditions to All Credit Extensions ................................................................................. 63 ARTICLE V Covenants .............................................................................................................................. 63 Insurance ........................................................................................................................... 63 Money Obligations ........................................................................................................... 64 Financial Statements and Information .............................................................................. 64 Financial Records ............................................................................................................. 66

5.5	Franchises; Change in Business	66
5.6	ERISA Pension and Benefit Plan Compliance	66
5.7	Financial Covenants; Maximum Consolidated Capital Expenditures	68
5.8	Borrowing	68
5.9	Liens	69
5.10	Regulations T, U and X	70
5.11	Investments, Loans and Guaranties	70
5.12	Merger and Sale of Assets	72
5.13	Acquisitions	73
5.14	Notice	73
5.15	Restricted Payments	74
5.16	Environmental Compliance	74
5.17	Affiliate Transactions	74
5.18	Use of Proceeds	74
5.19	Corporate Names and Locations of Collateral	74
5.20	Lease Rentals	75
5.21	Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest	75
5.22	Flood Hazard	76
5.23	Restrictive Agreements	77
5.24	[Reserved].	77
5.25	Guaranty Under Material Indebtedness Agreement	77
5.26	Amendment of Organizational Documents	77
5.27	Fiscal Year of the Borrower	77
5.28	Negative Pledge	77
5.29	Banking Relationship	78
5.30	Compliance with Laws	78
5.31	Loan Party as Trustee	78
5.32	Further Assurances	78
5.33	Post-Closing Obligations	78

ARTICLE VI Representations and Warranties 79

6.1	Corporate Existence; Subsidiaries; Foreign Qualification	79
6.2	Corporate Authority	79
6.3	Compliance with Laws and Contracts	79
6.4	Litigation and Administrative Proceedings	80
6.5	Title to Assets	80
6.6	Liens and Security Interests	80
6.7	Tax Returns	81
6.8	Environmental Laws	81
6.9	Locations	81
6.10	Continued Business	81
6.11	Employee Benefits Plans	81
6.12	Consents or Approvals	82
6.13	Solvency	82
6.14	Financial Statements	83
6.15	Regulations	83
6.16	Material Agreements	83
6.17	Intellectual Property	83
6.18	Insurance	83

iii

iv Deposit Accounts and Securities Accounts ...................................................................... 84 Accurate and Complete Statements .................................................................................. 84 Investment Company; Other Restrictions ......................................................................... 84 Defaults ............................................................................................................................. 84 Affected Financial Institution ........................................................................................... 84 Anti-Corruption Laws and Sanctions ................................................................................ 84 Beneficial Ownership Certification .................................................................................. 85 ARTICLE VII DEFAULT AND REMEDIES ........................................................................................... 85 Events of Default .............................................................................................................. 85 Remedies Upon Event of Default ..................................................................................... 88 Allocation of Payments After Event of Default ................................................................ 88 ARTICLE VIII The Administrative Agent ................................................................................................. 89 Appointment and Authority .............................................................................................. 89 Rights as a Lender ............................................................................................................. 89 Exculpatory Provisions ..................................................................................................... 89 Reliance by Administrative Agent .................................................................................... 91 Delegation of Duties ......................................................................................................... 91 Resignation of Administrative Agent ............................................................................... 91 Non-Reliance on Administrative Agent and Other Lenders ............................................. 92 No Other Duties, Etc. ........................................................................................................ 92 Administrative Agent May File Proofs of Claim .............................................................. 92 Collateral and Guarantee Matters ..................................................................................... 94 Compliance with Flood Insurance Laws ........................................................................... 94 Bank Product Obligations and Hedging Agreement Obligations ..................................... 94 Certain ERISA Matters ..................................................................................................... 95 Erroneous Payments ......................................................................................................... 96 ARTICLE IX MISCELLANEOUS ............................................................................................................ 97 Amendments, Etc. ............................................................................................................. 97 Notices; Effectiveness ....................................................................................................... 98 No Waiver; Cumulative Remedies; Enforcement ............................................................. 99 Expenses; Indemnity; Damage Waiver ........................................................................... 100 Payments Set Aside ........................................................................................................ 101 Successors and Assigns .................................................................................................. 102 Treatment of Certain Information; Confidentiality ......................................................... 105 Right of Setoff ................................................................................................................ 105 Survival ........................................................................................................................... 106 Independent Effect of Covenants .................................................................................... 106 Governing Law; Jurisdiction; Etc. .................................................................................. 106 WAIVER OF JURY TRIAL ........................................................................................... 107 Counterparts; Integration; Effectiveness; Electronic Execution; Termination ............... 107 No Advisory or Fiduciary Responsibility ....................................................................... 108 Severability ..................................................................................................................... 109 USA PATRIOT Act ........................................................................................................ 109 Inconsistencies with Other Documents ........................................................................... 109 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ............... 109 Acknowledgement Regarding Any Supported QFCs ..................................................... 110

v Canadian Anti-Money Laundering Legislation .............................................................. 110 SCHEDULES A Commitment Schedule B Domestic and Foreign Guarantors to Payment C Domestic Real Property 2.10(c) Amortization 5.8 Existing Indebtedness 5.9 Existing Liens 5.11 Existing Investments 6.1 Subsidiaries 6.4 Litigation 6.5 Real Property 6.9 Chief Executive Office and Location of Collateral 6.11 ERISA Plans and Foreign Pension Plans 6.16 Material Agreements 6.17 Intellectual Property 6.18 Insurance 6.19 Deposit and Securities Accounts EXHIBITS A-1 Form of Borrowing Request A-2 Form of Interest Election Request A-3 Form of Swingline Loan Request B Form of Compliance Certificate C-1 Form of Revolving Note C-2 Form of Term Note C-3 Form of Swingline Note C-4 Form of CapEx Note D Form of Assignment Agreement E-1 Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) E-2 Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) E-3 Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) E-4 Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

1 CREDIT AGREEMENT This CREDIT AGREEMENT is entered into as of July 22, 2022, among CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the LENDERS from time to time party hereto and THE HUNTINGTON NATIONAL BANK, as Administrative Agent. WHEREAS, the Borrower has requested that the Lenders provide certain credit facilities and other financial accommodations; and WHEREAS, the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein. NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND INTERPRETIVE PROVISIONS Definitions As used in this Agreement, the following terms shall have the meanings set forth below: “2025 CapEx Loan Conversion Date” shall mean February 1, 2025. “2026 CapEx Loan Conversion Date” shall mean February 1, 2026. “2027 CapEx Loan Conversion Date” shall mean February 1, 2027. “ABR” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% per annum and (c) Daily Simple SOFR for such day (taking into account any floor set forth in the definition of “Daily Simple SOFR”) plus 1.00% per annum; provided, that if the ABR shall be less than the Floor, then ABR shall be deemed to be the Floor for the purposes of this Agreement. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Daily Simple SOFR, respectively. “ABR Borrowing” means, as to any Borrowing, the ABR Loans comprising such Borrowing. “ABR Loan” means a Loan that bears interest based on the ABR. “Account” means an account, as that term is defined in the UCC or the PPSA (as applicable). “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other Equity Interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person. “Administrative Agent” means Huntington, in its capacity as administrative agent under this Agreement and any of the other Loan Documents, or any successor agent.

2 “Administrative Agent Fee Letter” means the fee letter among the Borrower, the Arranger, and the Administrative Agent dated on or about the date of this Agreement. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agreement” means this Credit Agreement. “Aggregate Revolving Exposure” means the aggregate Revolving Exposure of the Revolving Lenders. “Anti-Corruption Laws” means, collectively, the United States Foreign Corrupt Practices Act of 1977 and all other similar anti-corruption legislation in other jurisdictions as amended, and the rules and regulations thereunder, including Canadian Anti-Money Laundering & Anti-Terrorism Legislation. “Applicable Margin” means, for any day, the applicable rate per annum set forth under the appropriate column in the table below, which shall be based on the Leverage Ratio and adjusted quarterly based on the Compliance Certificate to be delivered by the Borrower pursuant to Section 5.3(c). Level Leverage Ratio SOFR Loans / Letter of Credit Fees ABR Loans Unused Facility Fee I Less than 1.50x 180 bps 280 bps 20 bps II Less than 2.50x but greater than or equal to 1.50x 200 bps 300 bps 22.5 bps III Greater than or equal to 2.50x 230 bps 330 bps 25 bps Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.3(c); provided, however, that if such Compliance Certificate is not delivered when due in accordance with Section 5.3(c), then the Applicable Margin shall be the percentage that would apply to Level III above and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date on which such Compliance Certificate is delivered (on which date the Applicable Margin shall be set at the margin based upon the calculations in such Compliance Certificate). The initial “Applicable Margin” as of the Closing Date shall be at the Level I pricing. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin shall be subject to the provisions of Section 2.13(b).

3 “Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage of the principal amount of the Term Loans represented by the principal amount of such Term Lender’s Term Loans at such time, (b) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage of the Aggregate Revolving Exposure and unused Revolving Commitments represented by such Revolving Lender’s Revolving Exposure and unused Revolving Commitment at such time, (c) in respect of the CapEx Facility, with respect to any CapEx Lender at any time, the percentage of the CapEx Loan Commitments represented by the principal amount of such CapEx Lender’s CapEx Loan Commitment at such time, and the outstanding CapEx Loans at such time, and (d) with respect to Section 9.4, with respect to any Lender at any time, the percentage of the total unused Commitments, Revolving Exposure, outstanding Term Loans and outstanding CapEx Loans represented by such Lender’s unused Commitments, Revolving Exposure, outstanding Term Loans and outstanding CapEx Loans at such time; provided that, in accordance with Section 2.17, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculations under clause (b) above. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule A or in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arranger” means Huntington, in its capacity as sole bookrunner and sole lead arranger hereunder. “Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D. “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease Obligations, and (c) all Synthetic Indebtedness of such Person. “Availability Period” means, in respect of the Revolving Facility, the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date, (b) the date of termination of the Revolving Commitments pursuant to Section 2.9, and (c) the date of termination of the Revolving Commitments pursuant to Section 7.2. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

4 “Bank Product Agreements” means those certain cash management services and other agreements entered into from time to time between a Company and the Administrative Agent or a Lender (or an Affiliate of a Lender) in connection with any of the Bank Products. “Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees and expenses owing by a Company to the Administrative Agent or any Lender (or an Affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements. “Bank Products” means a service or facility extended to a Company by the Administrative Agent or any Lender (or an Affiliate of a Lender) for (a) credit cards and credit card processing services, (b) debit cards, purchase cards and stored value cards, (c) ACH transactions, and (d) cash management, including controlled disbursement, accounts or services. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended “Benchmark” means, initially, Daily Simple SOFR; provided, that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

5 (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative. “Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” has the meaning specified in the introductory paragraph.

6 “Borrowing” means (a) Revolving Loans of the same Type made or converted on the same date, (b) Term Loans of the same Type made or converted on the same date, (c) CapEx Loans of the same Type made or converted on the same date and (d) a Swingline Loan. “Borrowing Request” means a notice of a borrowing of Loans, which shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent, appropriately completed and signed by a Financial Officer of the Borrower. “Business Day” means any day other than a Saturday, a Sunday, or other day on which commercial banks in New York City or Columbus, Ohio are authorized or required by Law to be closed. “Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c. U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act. “Canadian Blocked Person” means any Person that is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws. “Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations. “Canadian Guarantee and Security Agreement” means that certain Canadian Guarantee and Security Agreement made by and among Canadian Subsidiary Guarantor, any additional Foreign Guarantors of Payment that become party thereto from time to time, and the Administrative Agent for the benefit of the Secured Parties, as amended, restated, modified or supplemented from time to time. “Canadian MEPP” means a “multi-employer plan”, as defined under Regulation 8500(1) of the Income Tax Act (Canada) to which the Canadian Subsidiary Guarantor is required to contribute but which is not maintained or administered by the Canadian Subsidiary Guarantor. “Canadian Pension Event” means (a) the whole or partial withdrawal of the Canadian Subsidiarity Guarantor (if it is a Loan Party at such time) or another Loan Party from a Defined Benefit Plan; or (b) the filing of a notice of intent to terminate in whole or in part a Defined Benefit Plan or the treatment of a Defined Benefit Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Defined Benefit Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Defined Benefit Plan. “Canadian Pension Plan” means any plan, program or arrangement that is a “registered pension plan” as defined under subsection 248(1) of the Income Tax Act (Canada) that is required to be registered under any applicable Canadian federal or provincial pension legislation, whether or not registered under any such laws, which is, or has been, maintained or contributed to by, or to which there is or may be an

7 obligation to contribute by, a Loan Party or Subsidiary operating in Canada in respect of any Person’s employment in Canada with such Loan Party or Subsidiary, other than any Canadian MEPP, a “pooled pension plan” (as defined under section 147.5(1) of the Income Tax Act (Canada)) or plans established by statute, which shall include the Canada Pension Plan maintained by the government of Canada and the Quebec Pension Plan maintained by the Province of Quebec. “Canadian Subsidiary Guarantor” means Horizon Plastics International Inc. “CapEx Availability Period” means, in respect of the CapEx Facility, the period from and including the Closing Date to the earliest of (a) the CapEx Loan Commitment Expiration Date, (b) the date of termination of the CapEx Loan Commitments pursuant to Section 2.9, and (c) the date of termination of the CapEx Loan Commitments pursuant to Section 7.2. “CapEx Facility” means the CapEx Loan Commitments and the extensions of credit made thereunder. “CapEx Lender” means a Lender with a CapEx Loan Commitment or, if the CapEx Loan Commitments have expired or terminated, a Lender holding outstanding CapEx Loans. “CapEx Loan Commitment” means the commitment of each CapEx Lender to make a CapEx Loan pursuant to Section 2.1(c), which commitment shall be the amount set forth opposite such CapEx Lender’s name on Schedule A. “CapEx Loan Commitments” means the aggregate CapEx Loan Commitment of the CapEx Lenders. “CapEx Loan Commitment Expiration Date” means January 31, 2027. “CapEx Loan Conversion Date” shall mean, each of and collectively, the 2025 CapEx Loan Conversion Date, the 2026 CapEx Loan Conversion Date, and the 2027 CapEx Loan Conversion Date. “CapEx Loan” and “CapEx Loans” individually and collectively, as applicable, has the meaning specified in Section 2.1(c). “CapEx Loan Maturity Date” means the earlier to occur of (a) July 22, 2027 or (b) such other date on which the CapEx Loan Commitments are terminated pursuant to this Agreement. “CapEx Note” means a promissory note executed by the Borrower in favor of any CapEx Lender in the form of Exhibit C-4 evidencing the CapEx Loans of such CapEx Lender. “Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any Equity Interest of such Company, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company’s Equity Interest. “Capitalized Lease Obligations” means obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP. “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Letter of Credit Exposure or

8 obligations of Lenders to fund participations in respect of Letter of Credit Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Change in Control” means: (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), of shares representing more than thirty-five percent (35%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Borrower; (b) if, at any time during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board of directors on the first day of such period, (ii) whose election or nomination to that board of directors was approved by individuals referred to in subpart (i) hereof that constituted, at the time of such election or nomination, at least a majority of that board of directors, or (iii) whose election or nomination to that board of directors was approved by individuals referred to in subparts (i) and (ii) hereof that constituted, at the time of such election or nomination, at least a majority of that board of directors; (c) if the Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of the Canadian Subsidiary Guarantor; or (d) the occurrence of a change in control, or other term of similar import used therein, as defined in any Material Indebtedness Agreement. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Class”, when used in reference to any Loan, refers to whether such Loans are Revolving Loans, Term Loans, CapEx Loans, or Swingline Loans, and when used in reference to any Commitments, refers to whether such Commitment is a Revolving Commitment, a Term Loan Commitment, or a CapEx Loan Commitment. “Closing Date” means the date of satisfaction or waiver of all of the conditions in Section 4.1. “Code” means the Internal Revenue Code of 1986, as amended and including any successor U.S. federal income tax statutes.

9 “Collateral” means all assets or property, or rights, title and interests of any sort in which any Loan Party has granted, or purported to grant, a security interest or other Lien to the Administrative Agent, for the benefit of Secured Parties, pursuant to any of the Loan Documents; provided that in no event shall any Excluded Property, as defined in a Security Agreement, be deemed “Collateral”. “Commitments” means, individually or collectively, as the context may apply, the Revolving Commitments, the Term Loan Commitments and the CapEx Loan Commitments. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, together with the rules and regulations promulgated thereunder. “Companies” means the Borrower and all Subsidiaries of the Borrower. “Company” means the Borrower or any Subsidiary of the Borrower. “Compliance Certificate” means a certificate substantially in the form of Exhibit B. “Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the addition of a concept of “interest period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.5 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consideration” means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition. “Consolidated” means the resultant consolidation of the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof. “Consolidated Capital Expenditures” means, for any period, the amount of capital expenditures of the Borrower and its Subsidiaries (specifically including any software development costs that are capitalized), as determined on a Consolidated basis. “Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles

10 (specifically including goodwill) of the Borrower and its Subsidiaries for such period, as determined on a Consolidated basis. “Consolidated EBITDA” means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) reasonable non-recurring non-cash losses not incurred in the ordinary course of business with appropriate adjustments, reasonably acceptable to the Administrative Agent, (v) non-cash compensation expenses recognized under Statement of Financial Accounting Standards 123R in connection with the Borrower’s equity incentive stock option plan and restricted stock grants, and (vi) non-cash post-retirement expenses minus retirement benefits paid in cash; minus, (b) to the extent included in Consolidated Net Earnings for such period, non-recurring gains not incurred in the ordinary course of business. “Consolidated Fixed Charges” means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense paid in cash, and (b) scheduled principal payments on Consolidated Funded Indebtedness (other than optional prepayments of the Revolving Loans and the CapEx Loans), including payments on Capitalized Lease Obligations. “Consolidated Funded Indebtedness” means, at any date, all Indebtedness (including, but not limited to, current, long-term and subordinated Indebtedness, if any) of the Borrower and its Subsidiaries, as determined on a Consolidated basis. “Consolidated Income Tax Expense” means, for any period, as determined on a Consolidated basis, all provisions for taxes based on the gross or net income of the Borrower and its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto). “Consolidated Interest Expense” means, for any period, the interest expense (including, without limitation, capitalized interest, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, and excluding deferred financing costs) of the Borrower and its Subsidiaries for such period, as determined on a Consolidated basis. “Consolidated Net Earnings” means, for any period, the net income (loss) of the Borrower and its Subsidiaries for such period, as determined on a Consolidated basis. “Consolidated Net Worth” means, at any date, the stockholders’ equity of the Borrower and its Subsidiaries, as determined as of such date on a Consolidated basis. “Consolidated Unfunded Capital Expenditures” means, for any period, Consolidated Capital Expenditures that are not directly financed by the Companies with (a) long-term Indebtedness (other than Revolving Loans), or (b) Capitalized Lease Obligations. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o). “Credit Extension” means a borrowing of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit.

11 “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, the SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than five (5) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, receivership, insolvency, administration, suspension of payments, reorganization, or similar debtor relief Laws of the United States, Canada or any other applicable jurisdictions from time to time in effect. “Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by the Required Lenders (or, if required hereunder, all of the Lenders) in writing. “Default Rate” means (a) when used with respect to any Loan, a rate per annum equal to two percent (2%) per annum above the interest rate otherwise applicable to such Loan pursuant to this Agreement, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus two percent (2%) per annum and (c) when used with respect to any other Obligation, a rate per annum equal to two percent (2%) per annum above the rate applicable to ABR Loans. “Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans, or (iii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notified the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by the Administrative Agent, any Lender, any Issuing Bank or the Swingline Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender

12 pursuant to this clause (c) upon receipt of such written certification in form and substance satisfactory to it and the Administrative Agent, or (d) has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swingline Lender and each Lender. “Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada). “Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division. “Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware. “Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act. “Deposit Account” means a deposit account, as that term is defined in the UCC and includes a demand, time, savings, passbook, or similar Account maintained with a bank, credit union, trust company, or similar financial institution. “Dollar” and “$” mean lawful money of the United States. “Domestic Guarantor of Payment” means each of the Companies designated a “Domestic Guarantor of Payment” on Schedule B hereto, each of which is executing and delivering a Guaranty of Payment, and any other Domestic Subsidiary that shall deliver a Guaranty of Payment to the Administrative Agent subsequent to the Closing Date. “Domestic Real Property” means each parcel of the real estate owned by the Borrower or a Domestic Guarantor of Payment that is set forth on Schedule C hereto, together with all improvements and buildings thereon and all appurtenances, easements or other rights thereto belonging. “Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary. “Dormant Subsidiary” means a Company that (a) is not a Loan Party or the direct or indirect equity holder of a Loan Party, (b) has aggregate assets of less than One Hundred Thousand Dollars ($100,000) (or the foreign currency equivalent of such amount), (c) has no direct or indirect Subsidiaries with aggregate assets, for such Company and all such Subsidiaries, of more than One Hundred Thousand Dollars

13 ($100,000) (or the foreign currency equivalent of such amount), and (d) is not a Guarantor of Indebtedness incurred pursuant to any Material Indebtedness Agreement. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic System” means any electronic system, including e-mail, e-fax, Syndtrak®, web portal access for the Loan Parties, and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system. “Environmental Laws” means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, authorizations, certificates, approvals, registrations, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing having the force and effect of law concerning environmental health or safety and protection of natural resources, or regulation of the discharge of substances including without limitation Hazardous Materials into, the environment. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to, resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws. “Equipment” means equipment, as that term is defined in the UCC or the PPSA (as applicable). “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any other ownership or profit interests in such Person (including partnership,

14 member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import and the rules and regulations promulgated thereunder as from time to time in effect. “ERISA Event” means (a) the existence of a condition or event with respect to an ERISA Plan that presents a significant risk of the imposition of an excise tax or any other material liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Company in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that in either case could result in material liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 412(c)(4) or ERISA Section 302(c)(4); (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the occurrence of a Multiemployer Plan being in endangered or critical status, as defined in Section 432 of the Code; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Code Section 401(k) if such failure is reasonably likely to result in a material liability; (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy, in all material respects, any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a material claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan in excess of Fifteen Million Dollars ($15,000,000), other than as required by ERISA Section 601, et. seq. or Code Section 4980B other than limited payment in connection with severance benefits or with respect to senior executives of a Company. “ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan. “Erroneous Payment” has the meaning specified in Section 8.14(a). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” has the meaning specified in Section 7.1. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Swap Obligations” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s

15 failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guarantee of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated and, for greater certainty, including the Canada Recovery Dividend), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of any Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) a Lender acquires such interest in the Loan or Commitment or (ii) a Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to a Lender immediately before it changed its lending office, (c) Canadian federal withholding Taxes imposed on a payment as a result of having been made to a Recipient that, at the time of making such payment, (i) is a person with which a Loan Party does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)), or (ii) is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”, except where (A) the non-arm’s length relationship or (B) such Recipient being a “specified shareholder” of a Loan Party or not dealing at arm’s length with a “specified shareholder” of a Loan Party, as applicable, arises in connection with or as a result of the Recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, any Loan Document, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.1(f) and (e) any withholding Taxes imposed pursuant to FATCA. “Existing Letter of Credit” means that certain Irrevocable Standby Letter of Credit No. IS000148682U originally dated October 27, 2020 and currently expiring June 30, 2023 and issued by Wells Fargo Bank, National Association in favor of Liberty Mutual Insurance Company as beneficiary, in the face amount of $160,000. “Facility” means the Term Facility, the Revolving Facility, or the CapEx Facility, as the context may require. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the

16 NYFRB as the effective federal funds rate; provided that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States. “Final CapEx Availability Period” shall mean the period beginning on February 1, 2026, through and including January 31, 2027. “Financial Officer” means any of the following officers: chief executive officer, president, chief financial officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Borrower. “Fixed Charge Coverage Ratio” means, as determined for the most recently completed four fiscal quarters of the Borrower, on a Consolidated basis, the ratio of (a) Consolidated EBITDA, minus the total of (i) Consolidated Unfunded Capital Expenditures (other than Excluded Growth CapEx and for the applicable periods set forth in the table below), (ii) Capital Distributions and other Restricted Payments actually made, and (iii) net Consolidated Income Tax Expense paid in cash; to (b) Consolidated Fixed Charges. For each fiscal quarter listed below, Excluded Growth CapEx shall be deemed to be the amount set forth below opposite of such fiscal quarter: Fiscal Quarter Ending Excluded Growth CapEx December 31, 2021 $1,694,000 March 31, 2022 $2,090,000 June 30, 2022 $2,424,000 “Flood Insurance Laws” means, collectively (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto, and (c) the Biggert-Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto. “Floor” means a rate of interest equal to 0.00%. “Foreign Benefit Plan” means each material plan, fund, program or policy established under the law of a jurisdiction other than the United States or Canada (or a state, province, territory or local government thereof), whether formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which one or more Companies have any liability with respect to any employee or former employee, but excluding any Foreign Pension Plan. “Foreign Guarantor of Payment” means each of the Foreign Subsidiaries set forth on Schedule B hereto that shall have been designated a “Foreign Guarantor of Payment”, that are each executing and delivering a Guaranty of Payment, or any other Foreign Subsidiary that shall execute and deliver a Guaranty of Payment to the Administrative Agent. For avoidance of doubt, the Canadian Subsidiary Guarantor is a Foreign Guarantor of Payment.

17 “Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes. “Foreign Obligations” means any Secured Obligations related to, or incurred in connection with, Loans made to, Letters of Credit issued for the benefit of, Bank Product Obligations of, or Hedge Agreements executed by, any Foreign Subsidiary. “Foreign Pension Plan” means a pension plan required to be registered under the law of a jurisdiction other than the United States or Canada (or a state or a province or territory or local government thereof), that is maintained or contributed to by one or more Companies for their employees or former employees, other than a plan sponsored by a Governmental Authority. “Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia. “Fronting Exposure” means at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Exposure with respect to Letters of Credit issued by such Issuing Bank other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to the other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind. “Guarantor of Payment” means a Domestic Guarantor of Payment or Foreign Guarantor of Payment, or any other Person that shall execute and deliver a Guaranty of Payment to the Administrative Agent.

18 “Guaranty of Payment” means each Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement by one or more Loan Parties, as the same may from time to time be amended, restated or otherwise modified. For the avoidance of doubt, each of the U.S. Guaranty and Security Agreement and Canadian Guarantee and Security Agreement are each a Guaranty of Payment. “Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Loan Party for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment. “Hazardous Materials” means petroleum and petroleum products, and compounds containing them, including, without limitation, gasoline, diesel fuel and oil, toxic, corrosive, infectious, carcinogenic, mutagenic, explosive and flammable materials, substances, or wastes, or any constituents thereof, radioactive materials, polychlorinated biphenyls and compounds containing them, lead and lead-based paint, asbestos or asbestos-containing materials in any form that is or could become friable, urea formaldehyde foam insulation, radon gas, and any substance, material or waste (whether solid, liquid or gas) which is or becomes regulated by or under any Environmental Law. “Hedge Agreement” means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency or commodity swap agreement, forward currency purchase agreement, forward commodity agreements or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates or commodity price fluctuations entered into by a Company with any Person. “Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement with a Company as permitted hereunder, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Hedge Agreement. “Huntington” means The Huntington National Bank, in its individual capacity, and its successors. “Indebtedness” means, for any Company, without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) all net obligations under any Hedge Agreement, (f) all Attributable Indebtedness of such Company, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (i) all indebtedness of the types referred to in subparts (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Company is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to such Company, (j) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (k) any guaranty of any obligation described in clauses (a) through (j) above. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

19 “Indemnitee” has the meaning specified in Section 9.4(b). “Initial CapEx Availability Period” shall mean the period beginning on the Closing Date through and including January 31, 2025. “Information” has the meaning specified in Section 9.7. “Intellectual Property Security Agreement” means that certain Acknowledgement of Security Interest in Trademarks dated as of the Closing Date between the Borrower and the Administrative Agent, and any other Acknowledgement of Security Interest executed after the Closing Date between a Loan Party and the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified. “Interest Election Request” means a request by the Borrower to convert a Borrowing in accordance with Section 2.7, which shall be substantially in the form of Exhibit A-2 or such other form as may be approved by the Administrative Agent, appropriately completed and signed by a Financial Officer of the Borrower. “Interest Payment Date” means the 10th day of each calendar month and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition). “Inventory” means inventory, as that term is defined in the UCC or the PPSA (as applicable). “IRS” means the United States Internal Revenue Service. “ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time). “Issuing Bank” means individually and collectively, each of Huntington, in its capacity as the issuer of Letters of Credit hereunder and any other Revolving Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Lender and the Administrative Agent, and their respective successors in such capacity as permitted hereunder. “Laws” means, collectively, all international, foreign, federal, provincial, territorial, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities or the like, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. “LC Collateral Account” has the meaning specified in Section 2.6(j). “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “Lenders” means the Persons listed on Schedule A and any other Person that becomes a party hereto as a Lender pursuant to an Assignment Agreement, but excluding any such Person that ceases to be a Lender pursuant to an Assignment Agreement or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender. “Letter of Credit” has the meaning specified in Section 2.6(a).

20 “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant Issuing Bank. “Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed on behalf of the Borrower at such time. The Letter of Credit Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Letter of Credit Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender shall remain in full force an effect until the applicable Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. “Letter of Credit Fees” has the meaning specified in Section 2.12(b). “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Commitments. “Leverage Ratio” means, as determined on a Consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (as determined on the last day of the most recently completed fiscal quarter of the Borrower); to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of the Borrower). “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing). “Loan” or “Loans” means, individually or collectively, as the context may require, any Revolving Loan, any Term Loan or any CapEx Loan. “Loan Documents” means, collectively, this Agreement, the Notes, each Guaranty of Payment, each Guaranty of Payment Joinder, each Security Document, the Perfection Certificate, the Administrative Agent Fee Letter, each Letter of Credit Application, and all other instruments, agreements, documents and writings executed and delivered, in each case, by any Loan Party in connection with any of the foregoing (other than, for the avoidance of doubt, (i) Bank Product Agreements or (ii) Hedge Agreements entered by the Companies and a Hedge Bank). “Loan Parties” means, collectively, the Borrower and any Subsidiary or other Person that is a Guarantor of Payment from time to time. “Management Fees” means management, consulting or other similar fees paid by any Company to any Affiliate of any Company.

21 “Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrower, (b) the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Companies taken as a whole, (c) the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, (d) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, or (e) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. “Material Domestic Recovery Determination Notice” has the meaning specified in Section 2.8(b)(iii)(A). “Material Domestic Recovery Event” means (a) any casualty loss in respect of assets of the Borrower or a Domestic Subsidiary covered by casualty insurance, and (b) any compulsory transfer or taking under threat of compulsory transfer of any asset of the Borrower or a Domestic Subsidiary by any Governmental Authority; provided that, in the case of either subpart (a) or (b) hereof, the proceeds received by the Borrower or such Domestic Subsidiary from such loss, transfer or taking exceeds Five Hundred Thousand Dollars ($500,000). “Material Foreign Recovery Determination Notice” means that term as defined in Section 2.8(b)(iii)(B) hereof. “Material Foreign Recovery Event” means (a) any casualty loss in respect of assets of a Foreign Subsidiary covered by casualty insurance, and (b) any compulsory transfer or taking under threat of compulsory transfer of any asset of a Foreign Subsidiary by any Governmental Authority; provided that, in the case of either subpart (a) or (b) hereof, the proceeds received by such Companies from such loss, transfer or taking exceeds Five Hundred Thousand Dollars ($500,000). “Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies equal to or in excess of the amount of Seven Hundred Fifty Thousand Dollars ($750,000). “Maturity Date” means the Revolving Maturity Date, the Term Loan Maturity Date or the CapEx Loan Maturity Date, as applicable. “Maximum Rate” has the meaning specified in Section 2.11(d). “Mexican Subsidiary” means a Foreign Subsidiary organized under the laws of Mexico, or any political subdivision thereof. “Moody’s” means Moody’s Investors Service, Inc., and any successor to such company. “Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all directly affected Lenders in accordance with the terms of Section 9.1 and (b) has been approved by the Required Lenders and, in the case of amendments that require the approval of all or all affected Lenders of a particular Class, Required Revolving Lenders, Required Term Lenders, or Required CapEx Lenders as applicable.

22 “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Loan Party” means a Company that is not a Loan Party. “Notes” means a Revolving Note, a Swingline Loan Note, a Term Note, or a CapEx Note, as the context may require. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Obligations” means all unpaid principal of and accrued interest on the Loans, all reimbursement obligations in respect of the Letters of Credit and any accrued interest thereon, and all fees, expenses, reimbursements, indemnities and other debts, liabilities and obligations (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Loan Parties to the Administrative Agent, any Lender, any Issuing Bank, the Swingline Lender or any Indemnitee arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans or Letters of Credit, in each case, whether absolute or contingent, due or to become due, now existing or hereafter arising, direct or indirect, joint or several, liquidated or unliquidated, or arising by contract, operation of law or otherwise. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Operating Leases” means all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP, are not required to be capitalized on a balance sheet of such Company. “Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with

23 respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.7(b)). “Participant” has the meaning specified in Section 9.6(d). “Participant Register” has the meaning specified in Section 9.6(d). “PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA. “Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)). “Perfection Certificate” means the Perfection Certificate dated as of the Closing Date by the Loan Parties in favor of the Administrative Agent. “Permitted Foreign Subsidiary Loans and Investments” means: (a) the investments by the Borrower or a Domestic Subsidiary in a Foreign Subsidiary, existing as of the Closing Date and set forth on Schedule 5.11 hereto; (b) the loans by the Borrower or a Domestic Subsidiary to a Foreign Subsidiary, in such amounts existing as of the Closing Date and set forth on Schedule 5.11 hereto (and any extension, renewal or refinancing thereof but, only to the extent that the principal amount thereof does not increase after the Closing Date); (c) any investment by a Foreign Subsidiary in, or loan from a Foreign Subsidiary to, or guaranty from a Foreign Subsidiary of Indebtedness of, a Company that is a Loan Party; (d) any investment or loan by the Borrower or a Domestic Subsidiary in or to, or guaranty (excluding any guaranty of the Obligations pursuant to the Loan Documents, but specifically including any payments made on Foreign Obligations absent written consent or demand from the Administrative Agent to the Borrower or such Domestic Subsidiary) from the Borrower or a Domestic Subsidiary of Indebtedness of, the Canadian Subsidiary Guarantor, made after the Closing Date; (e) any investment or loan by the Borrower or a Domestic Subsidiary in or to, or guaranty (excluding any guaranty of the Obligations pursuant to the Loan Documents, but specifically including any payments made on Foreign Obligations absent written consent or demand from the Administrative Agent to the Borrower or such Domestic Subsidiary) from the Borrower or a Domestic Subsidiary of Indebtedness of, a Mexican Subsidiary, made after the Closing Date and only in the ordinary course of business, up to the aggregate amount not to exceed (in addition to amounts permitted pursuant to Section 5.11(vii) hereof) (i) in any given fiscal year (A) Fifteen Million Dollars ($15,000,000) plus (B) amounts not expended in any prior fiscal year and (ii) Twenty Five Million Dollars ($25,000,000) at any time outstanding; and (f) any investment by a Foreign Subsidiary that is a Non-Loan Party in, or loan by a Foreign Subsidiary that is a Non-Loan Party to, a Company.

24 “Permitted Investment” means: (a) the investments of a Company in the stock (or other debt or equity instruments) of a Person (other than a Company) existing as of the Closing Date and as set forth on Schedule 5.11 hereto; and (b) an investment of a Company in the stock (or other debt or equity instruments) of a Person (other than a Company), so long as (i) the Company making the investment is a Loan Party; and (ii) the aggregate amount of all such investments of all Companies made after the Closing Date does not exceed, at any time, an aggregate amount (as determined when each such investment is made) of Five Hundred Thousand Dollars ($500,000). “Person” means any individual, sole proprietorship, partnership, limited partnership, joint venture, unincorporated organization, company, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity. “PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security, in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. “Prime Rate” means the rate of interest publicly announced from time to time by the Administrative Agent as its “prime rate”, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, if the Prime Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Projections” has the meaning specified in Section 6.20. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Recipient” means the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document. “Register” has the meaning specified in Section 9.6(c). “Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by the Administrative Agent, or imposed upon or asserted against the Administrative Agent or any Lender, in any attempt by the Administrative Agent and the Lenders to (i) enforce this Agreement or any other Loan Document or obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (ii) obtain payment, performance or observance of any and all of the Secured Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or

25 related to clause (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Loan Party, or any of its officers, to the Administrative Agent or the Lenders pursuant to or otherwise in connection with this Agreement; provided that no Bank Product Agreement or Hedge Agreement shall constitute a Related Writing hereunder. “Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto. “Removal Effective Date” has the meaning specified in Section 8.6(b). “Reportable Event” means a “reportable event” as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act. “Required Lenders” means, at any time, Lenders having unused Commitments, Revolving Exposure, outstanding Term Loans and outstanding CapEx Loans representing more than 66.67% of the total unused Commitments, Revolving Exposure, outstanding Term Loans and outstanding CapEx Loans of all Lenders (in each case, excluding those of Defaulting Lenders). “Required CapEx Lenders” means, at any time, Lenders having unused CapEx Loan Commitments, and outstanding CapEx Loans representing more than 66.67% of the total unused CapEx Loan Commitments and outstanding CapEx Loans of all Lenders (in each case, excluding those of Defaulting Lenders). “Required Revolving Lenders” means, at any time, Lenders having unused Revolving Commitments and Revolving Exposure representing more than 66.67% of the total unused Revolving Commitments and Revolving Exposure of all Lenders (in each case, excluding those of Defaulting Lenders). “Required Term Lenders” means, at any time, Lenders having unused Term Loan Commitments, and outstanding Term Loans representing more than 66.67% of the total unused Term Loan Commitments and outstanding Term Loans of all Lenders (in each case, excluding those of Defaulting Lenders). “Resignation Effective Date” has the meaning specified in Section 8.6(a). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment” means, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, or (c) any amount paid by such Company in respect of Management Fees or any other similar arrangement with any equity holder (other than a Company) of a Company or an Affiliate of a Company.

26 “Revolving Commitment” means with respect to each Revolving Lender on any date, the commitment of such Revolving Lender to make Revolving Loans and purchase participations in Letters of Credit and Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule A under the caption “Revolving Commitment” or opposite such caption in the Assignment Agreement pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. “Revolving Commitments” means the aggregate Revolving Commitment of the Revolving Lenders. “Revolving Exposure” means, at any time, with respect to any Revolving Lender, the sum of the outstanding principal amount of such Lender’s Revolving Loans, such Lender’s Letter of Credit Exposure and such Lender’s Swingline Exposure. “Revolving Facility” means the Revolving Commitments and the extensions of credit made thereunder. “Revolving Lender” means a Lender having a Revolving Commitment or, if the Revolving Commitments have expired or terminated, having Revolving Exposure. “Revolving Loan” has the meaning specified in Section 2.1(a). “Revolving Maturity Date” means the earlier to occur of (a) July 22, 2027 or (b) such other date on which the Revolving Commitments are terminated pursuant to this Agreement. “Revolving Note” means a promissory note executed by the Borrower in favor of any Revolving Lender in the form of Exhibit C-1 evidencing the Revolving Loans of such Revolving Lender. “Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including Crimea, Cuba (only with respect to Loan Parties organized under the laws of the U.S., any state thereof or the District of Columbia), Iran, North Korea, Sudan and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons (including, without limitation under Executive Order No. 13224) maintained by OFAC, the U.S. Department of State, or other relevant sanctions authority, or any other Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Sanctions, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Canadian Blocked Person, or (d) any Person owned directly or indirectly by any such Person or Persons described in clauses (a), (b) or (c). “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the federal government of Canada or other relevant sanctions authority, including without limitation those arising under Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. App. Section 1 et. Seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et. seq.) and the sanction regulations promulgated pursuant thereto, as well as any laws related to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (as any of the foregoing may from time to time be amended, renewed, extended or replaced). “SEC” means the Securities and Exchange Commission of the United States.

27 “Second CapEx Availability Period” shall mean the period beginning on February 1, 2025, through and including January 31, 2026. “Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Hedge Bank under Hedge Agreements, and (c) all Bank Product Obligations owing to a Lender (or an entity that is an Affiliate of a then existing Lender) under Bank Product Agreements; provided that Secured Obligations of a Loan Party shall not include Excluded Swap Obligations owing from such Loan Party. “Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Lender or Affiliate of a Lender party to a Bank Product Agreement with a Company, (d) each Hedge Bank, (e) the Indemnitees and (f) the successors and assigns of each of the foregoing. “Securities Account” means a securities account, as that term is defined in the UCC or the STA (as applicable). “Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity. “Security Agreement” means each Security Agreement or General Security Agreement, executed and delivered by one or more Loan Parties in favor of the Administrative Agent, for the benefit of Secured Parties, dated as of the Closing Date, and any other Security Agreement executed after the Closing Date, as the same may from time to time be amended, restated or otherwise modified. For the avoidance of doubt, each of the U.S. Guaranty and Security Agreement and Canadian Guarantee and Security Agreement are each a Security Agreement. “Security Agreement Joinder” means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Security Agreement. “Security Document” means each Security Agreement, each Security Agreement Joinder, each Intellectual Property Security Agreement, each bailee or consignee’s waiver, each landlord’s waiver, each UCC financing statement, PPSA financing statement or similar filing as to a jurisdiction located outside of the United States filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document (including a deed of hypothec) pursuant to which any Lien is granted by a Company or any other Person to the Administrative Agent, for the benefit of Secured Parties, as security for the Secured Obligations, or any part thereof, and each other agreement executed or provided to the Administrative Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

28 “SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing. “SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR, other than pursuant to clause (c) of the definition of “ABR”. “Solvent” and “Solvency” mean, with respect to any Person (with respect to Borrower and the Loan Parties, on a Consolidated basis taken as a whole) on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business and (f) such Person is not an “insolvent person” within the meaning given to that term and similar terms under applicable Canadian Debtor Relief Laws. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “STA” means the Securities Transfer Act, 2006 (Ontario), or to the extent applicable, similar legislation of any other jurisdiction, as amended from time to time. “Subordinated Indebtedness” means Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance reasonably satisfactory to the Administrative Agent) in favor of the prior payment in full of the Obligations. “Subsidiary” means, with respect to any Person, (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership, limited liability company or unlimited liability company of which such Person, one or more other subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which such Person, one or more other subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of the Borrower. “Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swingline Exposure” means, with respect to any Revolving Lender at any time, its Applicable Percentage of the outstanding principal amount of the Swingline Loans. “Swingline Lender” means Huntington in its capacity as lender of Swingline Loans. “Swingline Loan” means a loan referred to and made pursuant to Section 2.5.

29 “Swingline Loan Note” means with respect to the Swingline Lender, a promissory note evidencing the Swingline Loans of such Lender payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C-3. “Swingline Loan Request” means a notice of a swingline request pursuant to Section 2.5(b), which shall be substantially in the form of Exhibit A-3 or such other form as may be approved by the Administrative Agent, appropriately completed and signed by a Financial Officer of the Borrower. “Swingline Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Commitments. The Swingline Sublimit is a sublimit of the Revolving Commitments. “Synthetic Indebtedness” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including, any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP. “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a “synthetic”, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws (including, without limitation the Bankruptcy Code) to such Person or any of its Subsidiaries, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Facility” means, at any time, (a) on and prior to the funding of the Term Loans, the aggregate amount of the Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. “Term Lender” means a Lender with a Term Loan Commitment or, if the Term Loan Commitments have expired or terminated, a Lender holding outstanding Term Loans. “Term Loan” has the meaning specified in Section 2.1(b). “Term Loan Commitment” means the commitment of each Term Lender to make a Term Loan pursuant to Section 2.1(b), which commitment shall be the amount set forth opposite such Term Lender’s name on Schedule A. “Term Loan Commitments” means the aggregate Term Loan Commitment of the Term Lenders. “Term Loan Maturity Date” means July 22, 2027. “Term Note” means a promissory note executed by the Borrower in favor of a Term Lender in the form of Exhibit C-2 evidencing the Term Loan of such Term Lender. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Daily Simple SOFR or the ABR.

30 “UCC” means the Uniform Commercial Code, as in effect from time to time in the State of Ohio; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non- perfection or priority. “UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time). “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States” and “U.S.” mean the United States of America. “U.S. Government Securities Business Day means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Guaranty and Security Agreement” means that certain U.S. Guaranty and Security Agreement made by and among the Borrower, the Domestic Guarantors of Payment party thereto from time to time and the Administrative Agent for the benefit of the Secured Parties, as amended, restated, modified or supplemented from time to time. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.1(f)(ii)(B)(3). “Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person. “Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l). “WF Deposit Accounts” has the meaning specified in Section 5.33.

31 “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Xylem Factoring Agreement” means that certain Supplier Agreement, dated as of November 29, 2021, by and among the Canadian Subsidiary Guarantor, as supplier, Xylem Inc., as buyer and ING Bank, N.V., together with all supplements, amendments, restatements and modifications thereto. Rules of Interpretation. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits, Schedules and Annexes shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (a) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (b) Article and Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (c) All capitalized terms used herein or in any other Loan Document with reference to the Collateral and defined in the UCC or the PPSA, as applicable, from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC or PPSA, such expanded definition will apply automatically as of the effective date of such amendment, modification or revision.

32 (d) All references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). (e) For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (x) an “agent” shall be deemed to include a “mandatary”. Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be defined in and construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, and in a manner consistent with that used in preparing the audited Consolidated financial statements of the Borrower and its Subsidiaries, except as otherwise specifically prescribed herein. Whenever the term the Borrower is used in respect of a financial covenant or a related definition, it shall be understood to mean the Borrower and its Subsidiaries on a Consolidated basis unless the context clearly requires otherwise. Notwithstanding the foregoing, (a) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (b) all obligations of any Person that are or would have been treated as Operating Leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as Operating Leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such Operating Lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital leases in such Person’s financial statements. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement (including any definition of any term defined under GAAP used in such calculations) set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

33 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”), by Class and Type (e.g., a “SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Borrowing of Revolving Loans”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Borrowing of Revolving Loans”). Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR or Daily Simple SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Related Parties may engage in transactions that affect the calculation of the ABR, Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, Daily Simple SOFR or any other Benchmark or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error by, or any calculation of any such rate (or component thereof) provided by, any such information source or service. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Lender could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. The Borrower agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Lender receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Lender may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Lender against such loss. The term “rate of exchange” in this Section 1.7 means the spot rate at which the Lender, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

34 ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS Commitments. (a) Revolving Commitment. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time during the Availability Period; provided, that after giving effect to any borrowing of Revolving Loans, (i) the Aggregate Revolving Exposure shall not exceed the Revolving Commitments and (ii) the Revolving Exposure of such Revolving Lender shall not exceed the Revolving Commitment of such Revolving Lender. Within the foregoing limits and subject to the other terms and conditions hereof, the Borrower may borrow, prepay and reborrow Revolving Loans. (b) Term Loan Commitment. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single term loan (each such loan, a “Term Loan” and collectively, the “Term Loans”) to the Borrower in Dollars on the Closing Date in a principal amount equal to the Term Loan Commitment of such Term Lender. The Borrower may not reborrow any repaid principal of the Term Loans. (c) CapEx Loan Commitment. Subject to the terms and conditions set forth herein, each CapEx Lender severally agrees to make loans (each such loan, a “CapEx Loan” and collectively, the “CapEx Loans”) to the Borrower from time to time during the CapEx Availability Period; provided, that after giving effect to any borrowing of the CapEx Loans, (i) the aggregate outstanding amount of CapEx Loans shall not exceed the CapEx Loan Commitments and (ii) the aggregate outstanding amount of CapEx Loans of such CapEx Lender shall not exceed the CapEx Loan Commitment of such CapEx Lender. The Borrower may not reborrow any repaid principal of the CapEx Loans. Loans and Borrowings. (a) Borrowings. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Facility and Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. (b) Type of Loans. Subject to Section 3.3, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time. Borrowing Requests. (a) Notice by Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing by delivering a Borrowing Request (delivered by hand or fax) or through an Electronic System, if arrangements for doing so have been approved by the Administrative Agent, which notice must be received by the Administrative Agent not later than 1:00 p.m., one (1) Business Day prior to the date of the requested Borrowing. Each Swingline Loan shall be requested in accordance with Section 2.5. (b) Content of Borrowing Requests. Each Borrowing Request shall specify the following information in compliance with Section 2.2: (i) the aggregate amount and Facility of the requested

35 Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing; (iv) the location and number of the Borrower’s account to which funds are to be disbursed; and (v) with respect to any such Borrowing Request for CapEx Loans, a certification by a Financial Officer of the Borrower that the proceeds of such Borrowing will be solely used to finance capital expenditures as permitted hereunder. (c) Notice by Administrative Agent to Lenders. Promptly following receipt of a Borrowing Request, the Administrative Agent shall advise each applicable Lender of the details thereof and the amount of such Lender’s Loan to be made as part of the requested Borrowing. (d) Failure to Elect. If no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be a SOFR Borrowing. Funding of Borrowings. Each Lender shall make the amount of each Loan to be made by it hereunder available to the Administrative Agent in immediately available funds to the account of the Administrative Agent not later than 12:00 noon on the proposed date thereof; provided, that Swingline Loans shall be made as provided in Section 2.5. The Administrative Agent will make all such funds so received available to the Borrower in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Borrowing Request; provided, that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.6(e) shall be remitted by the Administrative Agent to the respective Issuing Bank. Swingline Loans. (a) The Swingline. Subject to the terms and conditions hereof and relying upon the agreements of the Revolving Lenders set forth in this Section 2.5, the Swingline Lender may in its sole discretion make Swingline Loans to the Borrower in Dollars from time to time on any Business Day during the Availability Period; provided that after giving effect to each Swingline Loan, (i) the aggregate outstanding amount of Swingline Loans shall not exceed the Swingline Sublimit and (ii) the Aggregate Revolving Exposure shall not exceed the Revolving Commitments; provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow, prepay and reborrow Swingline Loans. (b) Borrowing Procedures. To request a Swingline Loan, the Borrower shall notify the Swingline Lender and the Administrative Agent of such request in writing by delivering a Swingline Loan Request (delivered by hand or fax) or through an Electronic System, if arrangements for doing so have been approved by the Swingline Lender and the Administrative Agent, which notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date. Each Swingline Loan Request shall specify (i) the amount to be borrowed and (ii) the requested borrowing date, which shall be a Business Day. Unless the Swingline Lender has received notice from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swingline Loan (x) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.5(a) or (y) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may, on the borrowing date specified in such Swingline Loan Request, make the amount of its Swingline Loan available to the Borrower by crediting the account of the Borrower maintained with the Swingline Lender and notify the Administrative Agent thereof in writing. (c) Refinancing of Swingline Loans. (i) The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender refinance an outstanding

36 Swingline Loan by making a Revolving Loan at the ABR in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of an ABR Borrowing. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the account of the Administrative Agent not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.5(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan at the ABR to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender. (ii) If for any reason any Swingline Loan cannot be refinanced by a Revolving Loan in accordance with Section 2.5(c)(i), the request for a Revolving Loan submitted by the Swingline Lender as set forth therein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders purchase for cash a risk participation in the relevant Swingline Loan in Dollars and each Revolving Lender hereby irrevocably and unconditionally agrees to make such purchase in an amount equal to the product of such Revolving Lender’s Applicable Percentage multiplied by the amount of such Swingline Loan. Each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.5(c)(i) shall be deemed payment in respect of such participation. (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.5(c) by the time specified in Section 2.5(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error. (iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments; provided that each Revolving Lender’s obligation to make Revolving Loans (but not to purchase and fund risk participations in Swingline Loans) pursuant to this Section 2.5(c) is subject to the conditions set forth in Section 4.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender. (ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 9.5 (including pursuant to any settlement entered into by the Swingline Lender in its

37 discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand by the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. (e) Interest for Account of Swingline Lender. Until each Revolving Lender funds its Revolving Loan or risk participation pursuant to this Section 2.5 to refinance such Revolving Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender. (f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender and the Swingline Lender shall notify the Administrative Agent thereof. (g) Replacement of Swingline Lender. The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.11(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans to be made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans then outstanding and made by it prior to such replacement, but shall not make additional Swingline Loans. (h) Resignation of Swingline Lender. Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.5(g) above. Letters of Credit. (a) Letter of Credit Issuance. (i) Subject to the terms and conditions set forth herein, the Borrower may request that an Issuing Bank issue standby letters of credit (each, a “Letter of Credit”) for the account of the Borrower from time to time during the Availability Period and amend, extend, reinstate or renew such Letters of Credit, provided, that after giving effect to such issuance, amendment, extension, reinstatement or renewal (A) the Letter of Credit Exposure shall not exceed the Letter of Credit Sublimit, (B) the Revolving Exposure of any Lender shall not exceed its Revolving Commitment and (C) the Aggregate Revolving Exposure shall not exceed the Revolving Commitments. (ii) An Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit

38 in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it; (B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally or would violate Sanctions or applicable Anti-Corruption Laws; (C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial amount less than $100,000; (D) the Letter of Credit is to be denominated in a currency other than Dollars; (E) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (F) any Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure after giving effect to Section 2.17(a)(iv) with respect to the Defaulting Lender arising from either such Letter of Credit then proposed to be issued or such Letter of Credit and all other Letter of Credit Exposure as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion. (iii) An Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. (b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by through Electronic System, if arrangements for doing so have been approved by the respective Issuing Bank and the Administrative Agent) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, extension, reinstatement or renewal) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the respective Issuing Bank, the Borrower also shall submit a Letter of Credit Application in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

39 (c) Expiry Date. No Letter of Credit shall, by its terms, have an expiration date that is longer than (i) the date one (1) year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) the Revolving Maturity Date; provided, any Letter of Credit may extend beyond the date referred to in clause (ii) above if such Letter of Credit is Cash Collateralized, no later than the Revolving Maturity Date, in an amount equal to 105% of the Letter of Credit Exposure under such Letter of Credit; provided, further, that the obligation of the Revolving Lenders to participate in Letters of Credit issued prior to the Revolving Maturity Date and remaining outstanding thereafter shall continue to the extent that the Borrower shall have defaulted in its obligation to Cash Collateralize such Letters of Credit on the Revolving Maturity Date as required by this paragraph (c). (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Lender’s Revolving Commitment is adjusted pursuant to this Agreement. (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 9:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided, that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.5 that such payment be financed with an ABR Revolving Loan or Swingline Loan in the amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.4 with respect to Revolving Loans made by such Lender (and Section 2.14(b)(i) shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing

40 Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. (f) Obligations Absolute. (i) The obligations of the Borrower under this Agreement and any Letter of Credit or Letter of Credit Application to reimburse the applicable Issuing Bank for a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof under all circumstances, including the following: (A) any lack of validity or enforceability or change in any term of this Agreement or any Letter of Credit or Letter of Credit Application; (B) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person; (C) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; (D) any payment by an Issuing Bank under any Letter of Credit against presentation of draft or certificate that does not strictly comply with the terms of any Letter of Credit; (E) any payment made by an Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit; and (F) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party. (ii) None of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), an Issuing Bank shall be deemed to have exercised care in each such determination, and that: (A) an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a replacement marked as such or waive a requirement for its presentation;

41 (B) an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit; (C) an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (D) this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing). (iii) Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) an Issuing Bank declining to take-up documents and make payment (1) against documents that are fraudulent or forged or that it is otherwise entitled to not honor or (2) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (C) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank. (iv) Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and such Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules. (v) An Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and any documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank. (g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such Issuing Bank has made or will make an LC Disbursement

42 thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement. (h) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(b) shall apply. Interest accrued pursuant to this paragraph shall be for account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for account of such Lender to the extent of such payment. (i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Any Issuing Bank may resign at any time by giving thirty (30) days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, reinstate, renew or increase any existing Letter of Credit. (j) Cash Collateralization. If the Borrower shall be required to Cash Collateralize any Letters of Credit or Fronting Exposure hereunder, the Borrower shall deposit such Cash Collateral to an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of Secured Parties (the “LC Collateral Account”). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent for the benefit of Secured Parties a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Such deposits shall not bear interest. Funds in the LC Collateral Account shall be applied by the Administrative Agent for Letter of Credit disbursements for which any Issuing Bank has not been reimbursed or to a Defaulting Lender’s participation in respect of Letter of Credit Exposure, as the case may be, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Exposure at such time or be applied to satisfy any other Obligations then due and owing. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall

43 be returned to the Borrower within ten (10) Business Days after such Event of Default has been cured or waived as confirmed in writing by the Required Lenders. Interest Elections. (a) Elections by Borrower for Borrowings. The Loans comprising each Borrowing initially shall be of the Type specified in the applicable Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted. (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by delivering an Interest Election Request (delivered by hand or fax) or through an Electronic System, if arrangements for doing so have been approved by the Administrative Agent, which request must be received by the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. (c) Content of Interest Election Requests. Each Interest Election Request pursuant to this Section shall specify the following information in compliance with Section 2.2: (i) the Borrowing and Facility to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and (iii) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing. (d) Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and such Lender’s portion of each resulting Borrowing. (e) Events of Default. Notwithstanding anything to the contrary contained herein, while an Event of Default exists, upon written notice from the Administrative Agent to the Borrower (which notice shall be delivered by the Administrative Agent upon the request of the Required Lenders, provided, that, the following conditions shall apply automatically and without further action by the Administrative Agent or the Lenders, regardless of whether any such notice is delivered to the Borrower), (i) no outstanding Borrowing may be converted to a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall automatically be converted to an ABR Borrowing.

44 Prepayments. (a) Optional Prepayments. (i) Revolving Loan, Term Loans and CapEx Loans. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans, Revolving Loans and CapEx Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 1:00 PM (1) one (1) Business Day prior to any date of prepayment a SOFR Borrowing and (2) on the date of prepayment of an ABR Borrowing and (B) each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. Each such notice shall specify the date and amount of such prepayment and the Type and Facility of Loans to be prepaid. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment of the outstanding Term Loans or CapEx Loans after a CapEx Loan Conversion Date pursuant to this Section 2.8(a) shall be applied to the principal repayment installments thereof as directed by the Borrower; provided, that in the event that the Borrower does not specify the order in which to apply prepayments, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal of such Term Loans or ratably among such CapEx Loans in each case in reverse order of maturity. (ii) Swingline Loans. The Borrower may, upon notice to the Swingline Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $[500,000]. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. (b) Mandatory Prepayments. (i) Excess Revolving Exposure. If for any reason the Aggregate Revolving Exposure at any time exceeds the Revolving Commitments at such time, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, repay Revolving Loans or Swingline Loans (or a combination thereof) and Cash Collateralize Letter of Credit Exposure in an aggregate amount equal to such excess. (ii) Dispositions. (A) Upon the sale or other disposition of any assets (including any disposition of any property or assets to a Delaware Divided LLC pursuant to a Delaware LLC Division) by the Borrower or Domestic Subsidiary to any Person (other than (1) to another Company or (2) in the ordinary course of business (it being understood that the disposition of any property or assets to a Delaware Divided LLC pursuant to a Delaware LLC Division is not a disposition to another Company or in the ordinary course of business)), and, to the extent the proceeds of such sale or other disposition are in excess of Five Hundred Thousand Dollars ($500,000) during any fiscal year of the Borrower and are not to be reinvested in fixed assets or other similar assets within (I) one hundred eighty (180) days of such sale or other disposition or

45 (II) if committed to be reinvested pursuant to a binding agreement within such 180 day period, two hundred seventy (270) days of such sale or other disposition, the Borrower shall make a mandatory prepayment, on the date of such sale or other disposition, in an amount equal to one hundred percent (100%) of the proceeds of such disposition net of amounts required to pay taxes and reasonable costs applicable to such sale or disposition. (B) Upon the sale or other disposition of any assets by a Foreign Subsidiary to any Person (other than (1) to another Company or (2) in the ordinary course of business), and, to the extent the proceeds of such sale or other disposition are in excess of Five Hundred Thousand Dollars ($500,000) during any fiscal year of the Borrower and are not to be reinvested in fixed assets or other similar assets within (I) one hundred eighty (180) days of such sale or other disposition or (II) if committed to be reinvested pursuant to a binding agreement within such 180 day period, two hundred seventy (270) days of such sale or other disposition, the Borrower shall make a mandatory prepayment, on the date of such sale or other disposition, in an amount equal to one hundred percent (100%) of the proceeds of such disposition net of amounts required to pay taxes and reasonable costs applicable to such sale or disposition. (iii) Material Recovery Events. (A) Within ten (10) days after the occurrence of a Material Domestic Recovery Event, the Borrower shall furnish to the Administrative Agent written notice thereof. Within forty-five (45) days after such Material Domestic Recovery Event, the Borrower shall notify the Administrative Agent of the Borrower’s determination as to whether or not to replace, rebuild or restore the affected property (a “Material Domestic Recovery Determination Notice”). If the Borrower decides not to replace, rebuild or restore such property, or if the Borrower has not delivered the Material Domestic Recovery Determination Notice within forty-five (45) days after such Material Domestic Recovery Event, then the proceeds of insurance paid in connection with such Material Domestic Recovery Event, when received, shall be paid as a mandatory prepayment under this Section 2.8(b). If the Borrower decides to replace, rebuild or restore such property, then any such replacement, rebuilding or restoration must be (A) commenced within six months of the date of the Material Domestic Recovery Event, and (B) substantially completed within twelve (12) months of such commencement date or such longer period of time necessary to complete the work with reasonable diligence and approved in writing by the Administrative Agent, in its reasonable discretion, with such casualty insurance proceeds and other funds available to the appropriate Companies for replacement, rebuilding or restoration of such property. Any amounts of such insurance proceeds in connection with such Material Domestic Recovery Event not applied to the costs of replacement or restoration shall be applied as a mandatory prepayment under this Section 2.8(b). (B) Within ten (10) days after the occurrence of a Material Foreign Recovery Event, the Borrower shall furnish to the Administrative Agent written notice thereof. Within forty-five (45) after such Material Foreign Recovery Event, the Borrower shall notify the Administrative Agent of the Borrower’s determination as to whether or not to replace, rebuild or restore the affected property (a “Material Foreign Recovery Determination Notice”). If the Borrower decides not to replace, rebuild or restore such property, or if the Borrower has not delivered the Material Foreign Recovery Determination Notice within forty-five (45) days after such Material Foreign Recovery Event, then the proceeds of insurance paid in connection with such Material Foreign Recovery Event, when received, shall be paid as a mandatory prepayment under this Section 2.8(b). If the Borrower decides to replace, rebuild or restore such property, then any such replacement, rebuilding or restoration must be (A) commenced within six months of the date of the Material Foreign Recovery Event, and (B) substantially completed within twelve (12) months of such commencement date or such longer period of time necessary to complete the work with reasonable diligence and approved in writing by the Administrative Agent, in its reasonable discretion, with such casualty insurance proceeds and other funds available to the appropriate Companies for replacement, rebuilding or restoration of such property. Any amounts of such insurance proceeds in

46 connection with such Material Foreign Recovery Event not applied to the costs of replacement or restoration shall be applied as a mandatory prepayment under this Section 2.8(b). (iv) Additional Indebtedness. (A) If, at any time, any of the Borrower or a Domestic Subsidiary shall incur Indebtedness other than Indebtedness permitted pursuant to Section 5.8 hereof (which other Indebtedness shall not be incurred without the prior written consent of the Administrative Agent and the Required Lenders), the Borrower shall make a mandatory prepayment, on the date that such Indebtedness is incurred, in an amount equal to one hundred percent (100%) of the net cash proceeds of such Indebtedness, net of costs and expenses related thereto. (B) If, at any time, any Foreign Guarantor of Payment shall incur Indebtedness other than Indebtedness permitted pursuant to Section 5.8 hereof (which other Indebtedness shall not be incurred without the prior written consent of the Administrative Agent and the Required Lenders), the Borrower shall make a mandatory prepayment, on the date that such Indebtedness is incurred, in an amount equal to one hundred percent (100%) of the net cash proceeds of such Indebtedness, net of costs and expenses related thereto. (v) Application of Mandatory Prepayments. Prepayments of the Loans made pursuant to this Section 2.8(b) shall be applied first, only to the extent any CapEx Loans have been funded hereunder and only after giving effect to any such respective CapEx Loan Conversion Date, to prepay any such funded CapEx Loans on a pro rata basis to any remaining scheduled installments of principal on such Loans in accordance with the respective outstanding principal amounts thereof, in each case, in the inverse order of scheduled maturities, second, to payment in full of the principal amount of the Term Loan by application to the unpaid installments of principal in the inverse order of scheduled maturities, and third, to the repayment of any Revolving Loans. Termination or Reduction of Commitments. (a) Scheduled Termination. Unless previously terminated, all Revolving Commitments shall terminate on the Revolving Maturity Date. The Term Loan Commitments shall terminate at 5:00 p.m. on the Closing Date or, if earlier, upon the making of the Term Loans on the Closing Date. Unless previously terminated, the CapEx Loan Commitments shall terminate at 5:00 p.m. on the CapEx Loan Commitment Expiration Date. (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments or the CapEx Loan Commitments; provided that (i) the Borrower shall not terminate or reduce (A) the Revolving Commitments if, after giving effect to any concurrent reduction of the Aggregate Revolving Exposure, the Aggregate Revolving Exposure would exceed the Revolving Commitments or (B) the CapEx Loan Commitments if, after giving effect to such reduction, the aggregate amount of outstanding CapEx Loans would exceed the CapEx Loan Commitments and (ii) each such reduction of the Revolving Commitments or the CapEx Loan Commitments shall be in an amount equal to $1,000,000 or a larger multiple of $500,000. (c) Commitment Reduction Notice. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments or the CapEx Loan Commitments under Section 2.9(b) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders or the CapEx Lenders, as applicable, of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable;

47 provided that a notice of termination of the Revolving Commitments or the CapEx Loan Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower by written notice if such condition is not satisfied. Each reduction, and any termination, of the Revolving Commitments or the CapEx Loan Commitments shall be permanent and each reduction of the Revolving Commitments or the CapEx Loan Commitments shall be made ratably among the Revolving Lenders or CapEx Lenders, as applicable, in accordance with their respective Revolving Commitments or CapEx Loan Commitments, as applicable. Repayment of Loans. (a) Revolving Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Lenders on the Revolving Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date. (b) Swingline Loans. The Borrower shall repay each Swingline Loan to the Swingline Lender on the earlier to occur of (i) the date five (5) Business Days after such Swingline Loan is made and (ii) the Revolving Maturity Date; provided that on each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. At any time that there shall exist a Defaulting Lender, immediately upon the request of the applicable Swingline Lender, the Borrower shall repay the outstanding Swingline Loans made by such Swingline Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swingline Loans. (c) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans in the amounts and on the dates as set forth on Schedule 2.10(c) (which principal amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.8). The remaining principal balance of the Term Loan shall be repaid in full on the Term Loan Maturity Date. (d) CapEx Loans. (i) The Borrower shall repay to the Administrative Agent for the ratable account of the CapEx Lenders the aggregate principal amount of all CapEx Loans in accordance with the terms of Section 2.10(d)(ii) (which principal amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.8). (ii) The outstanding principal amount of all CapEx Loans advanced hereunder (A) during the Initial CapEx Availability Period shall convert to a term loan on the 2025 CapEx Loan Conversion Date, (B) during the Second CapEx Availability Period shall convert to a term loan on the 2026 CapEx Loan Conversion Date, and (C) during the Final CapEx Availability Period shall convert to a term loan on the 2027 CapEx Loan Conversion Date. Following each applicable CapEx Loan Conversion Date, the CapEx Loans so converted shall amortize in equal monthly installments of principal equal to the amount necessary to amortize such CapEx Loans over a five (5) year period. Each such installment shall be payable on the 10th day of each calendar month following each applicable CapEx Loan Conversion Date. The remaining principal balance of the CapEx Loans shall be repaid in full on the CapEx Loan Maturity Date. Interest. (a) Interest Rates. Subject to Section 2.11(b), (i) each ABR Loan (including each Swingline Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin for such Facility

48 and (ii) each SOFR Loan shall bear interest at a rate per annum equal to Daily Simple SOFR plus the Applicable Margin for such Facility. (b) Default Interest. If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. Notwithstanding anything to the contrary contained herein, while an Event of Default exists, upon written notice from the Administrative Agent to the Borrower (which notice shall be delivered by the Administrative Agent upon the request of the Required Lenders), the principal amount of all Loans outstanding hereunder shall bear interest at a rate per annum equal to the applicable Default Rate. (c) Payment Dates. Accrued interest on each Loan shall be payable by the Borrower in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to Section 2.11(b) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the applicable Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Borrowing, accrued interest on such Borrowing shall be payable on the effective date of such conversion. (d) Maximum Rate. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. (e) Conforming Changes. In connection with the use or administration of Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR. Fees. (a) Unused Facility Fee. The Borrower shall pay to the Administrative Agent, (i) for the account of each Revolving Lender in accordance with its Applicable Percentage, an unused facility fee, which fee shall accrue at a rate equal to the Applicable Margin on the daily unused amount of the Revolving Commitments during the Availability Period and (ii) for the account of each CapEx Lender in accordance with its Applicable Percentage, an unused facility fee, which fee shall accrue at a rate equal to the Applicable Margin on the daily unused amount of the CapEx Commitments during the CapEx Availability Period. For purposes of computing the unused facility fee, the Revolving Commitment of any Revolving Lender shall be deemed to be used to the extent of the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s Letter of Credit Exposure (but not to the extent of such Lender’s Swingline Exposure). Accrued unused facility fees shall be payable in arrears on the 10th day of

49 each calendar month and on the last day of the Availability Period or the CapEx Availability Period, as applicable, commencing on the first such date to occur after the Closing Date. (b) Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent, for the account of the Revolving Lenders, a letter of credit fee with respect to each Letter of Credit, for each day from and excluding the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, equal to (A) the stated amount of such Letter of Credit on the date of its issuance or renewal, as the case may be, multiplied by (B) the Applicable Margin for SOFR Revolving Loans, such fees to be payable in arrears on the 10th day of each calendar month (the “Letter of Credit Fees”) and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank at a rate per annum equal to the percentage agreed upon between the Borrower and such Issuing Bank on the daily maximum amount then available to be drawn under such Letter of Credit to and including the date of expiration or termination thereof. In addition, the Borrower shall also pay to each Issuing Bank any and all fees and expenses as agreed upon by such Issuing Bank and the Borrower in connection with any Letter of Credit, including in connection with the issuance, amendment or renewal of any such Letter of Credit and any acceptances created thereunder. All such Letter of Credit Fees and other charges shall be fully-earned when due and non-refundable. Notwithstanding anything to the contrary contained herein, while an Event of Default exists, upon written notice from the Administrative Agent to the Borrower (which notice shall be delivered by the Administrative Agent upon the request of the Required Lenders, provided that no such notification shall be required, and the following fees shall automatically be payable, in the case of an Event of Default under Sections 7.1(a), (l)(vi) or (l)(vii)) all Letter of Credit Fees shall accrue at the Default Rate. All Letter of Credit Fees accrued at the Default Rate shall be due and payable on demand. (c) Other Fees. The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. Computation of Interest and Fees. (a) All computations of interest on SOFR Loans shall be computed on a 365/360 basis; that is, in the case of interest, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All computations of interest on all other Obligations and fees hereunder (other than on SOFR Loans) shall be computed on a made on the actual number of days elapsed over a year of 365 or 366 days, as applicable. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(d), bear interest for one (1) day. Each determination by the Administrative Agent (or any Issuing Bank as the case may be) of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. (b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower, the Administrative Agent or the Lenders reasonably determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders, as applicable, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any bankruptcy or insolvency law, automatically and without further action by the Administrative Agent or the Lenders), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.

50 Payments. Payments Generally. All payments to be made by any Loan Party under this Agreement and the other Loan Documents shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein or in the applicable Loan Document, all such payments by the Loan Parties shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein or therein. All payments received by the Administrative Agent after such time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Administrative Agent will promptly distribute to each Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable lending office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein). If any payment to be made by any Loan Party shall come due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. A notice of the Administrative Agent to the Borrower with respect to any amount owing under this Section 2.14(a) shall be conclusive, absent manifest error. (a) Administrative Agent’s Clawback. (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of making of any Loan that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable at the time to such Loan. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Applicable Percentage of such Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, any Issuing Bank or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, such Issuing Bank or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, such Issuing Bank or the Swingline Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, such Issuing Bank or the Swingline Lender, with interest thereon, for each day from and including the date such amount is

51 distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (b) Several Obligations of Lenders. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.4(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to fund its participations or to make its payment under Section 9.4(c). (c) Application of Insufficient Payments. Subject to Section 7.3, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or unreimbursed LC Disbursements, as applicable, then due to such parties. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then such Lender shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. Evidence of Debt. (a) Maintenance of Records. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Credit Extension made by such Lender. The Administrative Agent shall maintain the Register in accordance with Section

52 9.6(c). The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Loan Documents. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error. (b) Promissory Notes. Upon the request of any Lender made through the Administrative Agent, the Borrower shall prepare, execute and deliver to such Lender a Note, which shall evidence such Lender’s Loans of a particular Class in addition to such records. Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.1. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17(a)(v); fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17(a)(v); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit

53 Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Commitment and Letter of Credit Fees. (A) No Defaulting Lender shall be entitled to receive any fees pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.6 or this Section 2.17. (C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation obligations in respect of Letter of Credit Exposure and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 9.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.6(j). (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be

54 held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. ARTICLE III TAXES, YIELD PROTECTION, ILLEGALITY AND BENCHMARK REPLACEMENT Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law requires the deduction or withholding of any Tax from any such payment by the Administrative Agent or any Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error. (d) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable

55 to such Lender’s failure to comply with the provisions of Section 9.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d). (e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.1, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS

56 Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.

57 Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.1 (including by the payment of additional amounts pursuant to this Section 3.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.1(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.1(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.1(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 3.1 shall survive any resignation of the Administrative Agent or any Issuing Bank, any transfer of rights or Obligations by, or the replacement of, any Lender, the termination of the Commitments and repayment, satisfaction or discharge of the Obligations. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Daily Simple SOFR, or to determine or charge interest rates based upon SOFR or Daily Simple SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”), in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Daily Simple SOFR. Inability to Determine Rates. Subject to Section 3.6, if at any time (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Daily Simple SOFR cannot be determined pursuant to the definition thereof (including because SOFR is not

58 available or published on a current basis) or (b) the Administrative Agent is advised by the Required Lenders that Daily Simple SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans hereunder, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Loans shall be suspended (and the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”) until the Administrative Agent (with respect to clause (b), upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for ABR Loans in the amount specified therein. Subject to Section 3.6, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Daily Simple SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination. Increased Costs. (a) Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank, (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (iii) impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made or maintained by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Bank or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made or maintained by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

59 (c) Certificates for Reimbursement; Delay in Requests. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in Section 3.7(a) or 3.7(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Failure or delay on the part of a Lender or Issuing Bank to demand compensation pursuant to this Section 3.4 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (a) any continuation, conversion, payment or prepayment of any SOFR Loan on a day other than an Interest Payment Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) or (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any SOFR Loan on the date or in the amount notified by the Borrower, including any loss or expense arising from the liquidation or reemployment of funds or from any fees payable. Effect of Benchmark Transition Event . (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, following the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace then-current Benchmark for all purposes hereunder and under any Loan Document at the time (not less than five Business Days after the Administrative Agent has provided notice thereof to each Lender) set forth in the notice of implementation of such Benchmark Replacement provided by the Administrative Agent to the Borrower and the Lenders, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made

60 in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6. (d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans immediately. During a Benchmark Unavailability Period, the component of ABR based upon the then-current Benchmark will not be used in any determination of ABR. Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or 3.4) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, and shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.6; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

61 (iv) such assignment does not conflict with applicable Law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.6. Each party hereto agrees that (i) an assignment required pursuant to this Section 3.7(b) may be effected pursuant to an Assignment Agreement executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to an Electronic System as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided further that any such documents shall be without recourse to or warranty by the parties thereto. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS Conditions of Initial Credit Extension. The effectiveness of this Agreement and the obligation of the Lenders to make the initial Credit Extension hereunder are subject to the satisfaction of the following conditions precedent: (a) Documentation. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, each of the following, duly executed and acknowledged where appropriate by all parties thereto: (i) this Agreement, the Notes, the Security Documents and the other Loan Documents; (ii) a certificate from a Financial Officer of the Borrower certifying (A) that the representations and warranties of the Loan Parties contained in Article V and each other Loan Document are true and correct in all material respects (or, in the case of any such representation and warranty that is subject to a materiality or Material Adverse Effect qualification, in all respects) on and as of the Closing Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date), (B) that no Default exists as of the Closing Date, and no Default shall occur on the Closing Date as a result of making any Credit Extension on the Closing Date or from the application of the proceeds thereof, (C) since the date of the audited Consolidated financial statements of the Borrower and its Subsidiaries, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse

62 Effect and (D) the Solvency of each Loan Party, individually and together with its Subsidiaries on a Consolidated basis, in each case before and after giving effect to the transactions contemplated under the Loan Documents; (iii) a certificate of a Financial Officer of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto are true, correct and complete copies of (A) the Organizational Documents of such Loan Party which, in the case of the articles or certificate of incorporation or formation (or equivalent) of a Loan Party other than the Canadian Subsidiary Guarantor, shall be certified as of a recent date by the appropriate Governmental Authority and (B) resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; (iv) a certificate as of a recent date of the good standing (or equivalent) of each Loan Party under the Laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by the Administrative Agent, each other jurisdiction where such Loan Party is qualified to do business; and (v) favorable opinions of counsel to the Loan Parties, addressed to the Administrative Agent, the Lenders and the Issuing Banks, in form and substance acceptable to the Administrative Agent. (b) Personal Property Collateral Matters. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent (i) the results of lien searches (including UCC and PPSA filings, intellectual property filings, judgments, pending litigation, bankruptcy and tax matters) made against each Loan Party, each as of a recent date prior to the Closing Date, indicating among other things that the assets of each Loan Party shall be free and clear of any Lien (except for Liens permitted under Section 5.9 hereof) as of the Closing Date and (ii) all such documents as may be required by or requested under the terms of any of the Security Documents with respect to personal property Collateral. (c) Insurance. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance and endorsements to policies, naming the Administrative Agent as an additional insured or lender loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral. (d) Pay-Off Indebtedness. All Indebtedness to be repaid shall have been, or concurrently with the closing on the Closing Date will be, repaid in full, all commitments (if any) in respect thereof shall have been, or concurrently with the closing on the Closing Date will be, terminated and all guarantees and security therefor shall have been, or concurrently with the closing on the Closing Date will be, released. The Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release. (e) PATRIOT Act, etc. Each Loan Party shall have provided to each Lender the documentation and other information requested by such Lender in order to comply with requirements of the PATRIOT Act, the Beneficial Ownership Regulation, the Canadian Anti-Money Laundering & Anti- Terrorism Legislation and applicable “know your customer” and anti-money laundering rules and regulations.

63 (f) Payment of Fees and Expenses. The Borrower shall have paid, or made arrangements to pay concurrently with the closing on the Closing Date, all fees, expenses, charges and other amounts required to be paid on or prior to the Closing Date. Without limiting the generality of Section 8.3, for purposes of determining satisfaction of the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Conditions to All Credit Extensions. The obligation of the Lenders or any Issuing Bank to make any Credit Extension shall be subject to the satisfaction of the following conditions precedent on the relevant date such Credit Extension is made: (a) Bring-down of Representations and Warranties. The representations and warranties of each Loan Party contained in the Loan Documents shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to a materiality or Material Adverse Effect qualification, in all respects) on and as of the date such Loan is made, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to a materiality or Material Adverse Effect qualification, in all respects) as of such earlier date. (b) No Default. No Default shall exist as of the date such Credit Extension is made, and no Default shall occur on such date as a result of making such Credit Extension or from the application of the proceeds thereof. (c) Request for Credit Extension. The Administrative Agent shall have received a Borrowing Request or the Administrative Agent and the applicable Issuing Bank shall have received a Letter of Credit Application (or other notice requesting issuance of a Letter of Credit pursuant to Section 2.6(b)), as applicable, in accordance with the requirements hereof. The submission by the Borrower of a Borrowing Request or Letter of Credit Application (or other notice requesting issuance of a Letter of Credit pursuant to Section 2.6(b)) shall be deemed to be a representation and warranty by the Borrower that the conditions set forth in Sections 4.2(a) and 4.2(b) will be satisfied on and as of the date of such Credit Extension, and the making of such Credit Extension shall be deemed to be a representation and warranty by the Borrower that the conditions set forth in Sections 4.2(a) and 4.2(b) are satisfied on and as of such date. ARTICLE V COVENANTS Until the indefeasible payment in full of the Obligations and the termination of the Commitments hereunder, the Borrower shall, and shall cause each Loan Party, Subsidiary or Company, as applicable, to comply with the covenants set forth below. Insurance. Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property (including, if applicable, insurance required by the National Flood Insurance Reform Act of 1994) in such form, written by such companies, in such amounts, for such

64 periods, and against such risks as is reasonable and standard for other companies engaged in similar businesses as those of the Companies, with provisions satisfactory to the Administrative Agent for, with respect to Loan Parties, payment of all losses thereunder to the Administrative Agent, for the benefit of Secured Parties, and such Company as their interests may appear (with lender’s loss payable and additional insured endorsements, as appropriate, in favor of the Administrative Agent, for the benefit of Secured Parties), and, if required by the Administrative Agent, the Borrower shall deposit the policies with the Administrative Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation (other than with respect to any cancellation for non-payment of premiums, which notice may be less than 30 days but at least 10 days) to the Administrative Agent and the Lenders. Any sums received by the Administrative Agent, for the benefit of Secured Parties, in payment of insurance losses, returns, or unearned premiums under the policies shall be applied as set forth in Section 2.8 hereof. The Administrative Agent is hereby authorized to act as attorney-in-fact for the Companies, during the continuance of an Event of Default, in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and the Borrower shall pay to the Administrative Agent, upon demand, the cost thereof. Should the Borrower fail to pay such sum to the Administrative Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of the Administrative Agent’s written request, the Borrower shall furnish to the Administrative Agent such information about the insurance of the Companies as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent and certified by a Financial Officer. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all material taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP and except for taxes that are not overdue by more than 30 days) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) in the case of the Borrower and the Domestic Subsidiaries, all of their respective material wage obligations to their respective employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206-207) or any comparable provisions and, in the case of the Foreign Subsidiaries, those obligations under foreign Laws with respect to employee source deductions, obligations and employer obligations to its employees; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue. Financial Statements and Information. (a) Quarterly Financials. The Borrower shall deliver to the Administrative Agent and the Lenders, within fifty (50) days after the end of each fiscal quarter of each fiscal year of the Borrower (or, if earlier, within five days after the date on which the Borrower shall be required to submit its Form 10-Q), balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the quarter and fiscal year to date periods, all prepared by the Borrower on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer. (b) Annual Audit Report. The Borrower shall deliver to the Administrative Agent and the Lenders, within one hundred twenty (120) days after the end of each fiscal year of the Borrower (or, if earlier, within five days after the date on which the Borrower shall be required to submit its Form 10-K), an annual audit report of the Companies for that year prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Administrative Agent and the Lenders and certified by an

65 unqualified opinion of an independent public accountant satisfactory to the Administrative Agent, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period. (c) Compliance Certificate. The Borrower shall deliver a Compliance Certificate to the Administrative Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, which Compliance Certificate shall contain calculations of the financial covenants set forth in Section 5.7 in form and detail reasonably satisfactory to the Administrative Agent. (d) Management Reports; Aging Reports. The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the quarterly and annual financial statements set forth in subsections (a) and (b) above, (i) a copy of the summary report or summary letter prepared with respect to any management report, letter or similar writing furnished to the Companies by the accountants in respect of the systems, operations, financial condition or properties of the Companies, (ii) a reasonably detailed aging of the Companies’ Accounts, (iii) a reasonably detailed accounts payable aging and (iv) a reasonably detailed inventory report. (e) Pro-Forma Projections. The Borrower shall deliver to the Administrative Agent and the Lenders, within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, annual pro-forma projections of the Companies for the then current fiscal year and the next two succeeding years, to be in form and detail reasonably acceptable to the Administrative Agent (including, without limitation, pro-forma calculations of the financial covenants). (f) Shareholder and SEC Documents. The Borrower shall deliver to the Administrative Agent and the Lenders, as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by the Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by the Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of the Borrower’s securities (the “Shareholder Information”). The Borrower shall deliver the Administrative Agent, promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which the Canadian Subsidiary Guarantor files with a securities commission or securities regulatory authority in any province or territory of Canada. (g) Financial Information of the Companies. The Borrower shall deliver to the Administrative Agent and the Lenders, within ten (10) days of the written request of the Administrative Agent or any Lender, such other information about the financial condition, properties and operations of any Company, as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to the Administrative Agent or such Lender and certified by a Financial Officer of the Company or Companies in question. (h) SEC Reporting. Notwithstanding anything to the contrary contained in this Agreement: (i) The financial statements and reports required pursuant to Section 5.3(a) hereof shall, upon written notice of such filing from the Borrower to the Administrative Agent, be deemed delivered to the Administrative Agent and the Lenders upon delivery of the Borrower’s 10-Q report to the SEC for such fiscal quarter pursuant to the Borrower’s public company reporting requirements (if such financial statements and reports shall be readily available to the Administrative Agent and Lenders). In addition, upon the filing of the Borrower’s 10-Q report with the SEC for any fiscal year, such report shall be deemed to satisfy the requirements of Section 5.3(a) hereof.

66 (ii) The financial statements and reports required pursuant to Section 5.3(b) hereof shall, upon written notice of such filing from the Borrower to the Administrative Agent, be deemed delivered to the Administrative Agent and the Lenders upon delivery of the Borrower’s 10-K report to the SEC for such fiscal year pursuant to the Borrower’s public company reporting requirements (and such financial statements and reports shall be readily available to the Administrative Agent and Lenders). In addition, upon the filing of the Borrower’s 10-K report with the SEC for any fiscal year, such report shall be deemed to satisfy the requirements of Section 5.3(b) hereof. (iii) The Shareholder Information required pursuant to Section 5.3(f) hereof shall, upon notice of such filing from the Borrower to the Administrative Agent, be deemed delivered to the Administrative Agent and the Lenders upon delivery of such Shareholder Information to the SEC pursuant to the Borrower’s public company reporting requirements (if such Shareholder Information shall be readily available to the Administrative Agent and Lenders). In addition, upon the filing of such Shareholder Information with the SEC, such documents shall be deemed to satisfy the requirements of Section 5.3(f) hereof. (i) KYC and Beneficial Ownership. The Borrower shall deliver promptly any information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act and Beneficial Ownership Regulation), as any Lender may from time to time request. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP (or applicable local standards with respect to Foreign Subsidiaries), and at all reasonable times (during normal business hours and upon notice to such Company) permit the Administrative Agent or any Lender, or any representative of the Administrative Agent or such Lender, to examine such Company’s books and records and to make excerpts therefrom and transcripts thereof; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.4 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the continuation of an Event of Default and only one such visitation and inspection shall be at the reasonable expense of Borrower. Franchises; Change in Business. (a) Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise permitted pursuant to Section 5.12 hereof. (b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date. ERISA Pension and Benefit Plan Compliance. (a) Generally. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan.

67 The Borrower shall furnish to the Administrative Agent and the Lenders (i) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (ii) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the IRS with respect to any ERISA Plan administered by such Company; provided that this latter subpart shall not apply to notices of general application promulgated by the PBGC or the IRS or to letters or notices such as a favorable determination letter with respect to an ERISA Plan, which does not threaten a material liability to a Company. The Borrower shall promptly notify the Administrative Agent of any material taxes assessed, proposed to be assessed or that the Borrower has reason to believe may be assessed against a Company by the IRS with respect to any ERISA Plan. As used in this Section 5.6(a), “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth. As soon as practicable, and in any event within thirty (30) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide the Administrative Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. The Borrower shall, at the request of the Administrative Agent or any Lender, deliver or cause to be delivered to the Administrative Agent or such Lender, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company. (b) Foreign Pension Plans and Benefit Plans. (i) For each existing, or hereafter adopted, Foreign Pension Plan, Canadian Pension Plan, Canadian MEPP and Foreign Benefit Plan, the Borrower and any appropriate Foreign Subsidiary shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Foreign Pension Plan, Canadian Pension Plan, Canadian MEPP or Foreign Benefit Plan, including under any funding agreements and all applicable Laws (including any fiduciary, funding, investment and administration obligations). (ii) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Foreign Pension Plan, Canadian Pension Plan, Canadian MEPP or Foreign Benefit Plan shall be paid or remitted by the Borrower and any appropriate Foreign Subsidiary in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable Laws. (iii) The Borrower and any appropriate Foreign Subsidiary shall deliver to the Administrative Agent if so requested by the Administrative Agent, (A) copies of each annual and other return, report or valuation with respect to each Foreign Pension Plan or Canadian Pension Plan as filed with any applicable Governmental Authority; (B) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that the Borrower and any appropriate Foreign Subsidiary may receive from any applicable Governmental Authority with respect to any Foreign Pension Plan or Canadian Pension Plan; and (C) notification within thirty (30) days of any increases having a cost to a Company in excess of Two Hundred Fifty Thousand Dollars ($250,000) per annum in the aggregate, in the benefits of any existing Foreign Pension Plan, Canadian Pension Plan, Canadian MEPP or Foreign Benefit Plan, or the establishment of any new Foreign Pension Plan, Canadian Pension Plan or Foreign Benefit Plan, or the commencement of contributions to any such plan to which the Companies were not previously contributing.

68 (iv) As of the Closing Date, there is no Defined Benefit Plan contributed to by the Canadian Subsidiary Guarantor. Notwithstanding any other provision of this Agreement or any other Loan Document, no Foreign Subsidiary will (i) establish or contribute to any Defined Benefit Plan, or (ii) acquire an interest in any Person if such Person sponsors, administers, maintains or contributes to, or has any liability in respect of, any Defined Benefit Plan, without the written consent of the Administrative Agent. Financial Covenants; Maximum Consolidated Capital Expenditures. (a) Leverage Ratio. Commencing on September 30, 2022, the Borrower shall not permit the Leverage Ratio to exceed 3.00 to 1.00, as tested on September 30, 2022 and on the last day of each fiscal quarter thereafter, in each case for the period of the four fiscal quarters most recently ended on such date of determination. (b) Fixed Charge Coverage Ratio. Commencing on September 30, 2022, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.20 to 1.00, as tested on September 30, 2022 and on the last day of each fiscal quarter thereafter (in each case for the period of the four fiscal quarters most recently ended on such date of determination). (c) Consolidated Capital Expenditures. Commencing with fiscal year ending December 31, 2022 and for each fiscal year end thereafter, the Borrower shall not permit Consolidated Capital Expenditures to exceed Thirty Million Dollars ($30,000,000) for any fiscal year. Borrowing. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that this Section 5.8 shall not apply to the following: (a) the Loans, the Letters of Credit and any other Indebtedness under this Agreement; (b) Attributable Indebtedness in respect of Capitalized Lease Obligations entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations), which loans and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) at any time outstanding; (c) the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date); (d) loans to, and guaranties of Indebtedness of, a Company from a Company so long as each such Company is the Borrower or a Domestic Guarantor of Payment; (e) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes; (f) Permitted Foreign Subsidiary Loans and Investments, so long as no Default or Event of Default shall then exist or would result therefrom;

69 (g) to the extent deemed Indebtedness, obligations of the Canadian Subsidiary Guarantor incurred under the Xylem Factoring Agreement incurred in the ordinary course of business and consistent with past business practices of the Canadian Subsidiary Guarantor; (h) Indebtedness consisting of the finance of insurance premiums; (i) Indebtedness consisting of reimbursement obligations with respect to the Existing Letter of Credit, but only to the extent that the Existing Letter of Credit is fully cash collateralized and the face value there is not increased after the Closing Date; (j) unfunded pension fund and other employee benefit plan obligations and liabilities, solely to the extent that (i) such fund and plan are in existence as of the Closing Date, (ii) such fund and plan are permitted to remain unfunded under applicable Law and (iii) the aggregate amount of such Indebtedness does not exceed Twelve Million Dollars ($12,000,000) at any time outstanding; (k) all premiums (if any), interest (including post-petition interest and interest paid in kind), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (h) above; and (l) other unsecured Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Two Million Dollars ($2,000,000) at any time outstanding. Liens. No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following: (a) Liens for taxes, assessments or governmental charges or levies on such Company’s property or assets if, in each case, the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being actively contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP; (b) other statutory Liens (including Liens created pursuant to Michigan Compiled Laws Section 445.611 et seq.) incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or a Guarantor of Payment; (d) any Lien granted to the Administrative Agent, for the benefit of Secured Parties; (e) the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased; (f) purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;

70 (g) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company; (h) Liens arising out of deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases, licenses, franchises, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business in an aggregate amount, for all Companies, not in excess of Two Hundred Fifty Thousand Dollars ($250,000); (i) Liens arising with respect to rights of lessees or sublessees under Operating Leases in assets leased by a Company under an Operating Lease; (j) Liens securing the Indebtedness permitted pursuant to Section 5.8(g) hereof, so long as such Liens attach only to the interests of the Canadian Subsidiary Guarantor in the Accounts sold or otherwise transferred pursuant to the Xylem Factoring Agreement; (k) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, not to exceed Five Hundred Thousand Dollars ($500,000) at any time; (l) Liens on cash or Investments securing Hedge Agreements in the ordinary course of business in accordance with applicable Law, not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) at any time, or as otherwise approved in writing by the Administrative Agent in its sole discretion; (m) Security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of a Company in the ordinary course of business, not to exceed One Million Dollars ($1,000,000) at any time, or as otherwise approved in writing by the Administrative Agent in its sole discretion; (n) Liens solely on cash collateral securing Indebtedness consisting of reimbursement obligations in respect of the Existing Letter of Credit permitted pursuant to Section 5.8(i); and (o) other Liens, in addition to the Liens listed above, not incurred in connection with the borrowing of money, securing amounts, in the aggregate for all Companies, not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time. No Company shall enter into any contract or agreement (other than (i) a contract or agreement entered into in connection with the purchase or lease of fixed assets or equipment that prohibits Liens on such fixed assets or equipment or (ii) any agreement with a restriction that is not enforceable under Section 9-406, 9- 407 or 9-408 of the UCC or any laws of similar effect) that would prohibit the Administrative Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company. Regulations T, U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Federal Reserve Board. Investments, Loans and Guaranties. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any

71 Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following: (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business; (ii) any investment in direct obligations of the United States or in certificates of deposit issued by a member bank (having capital resources in excess of Five Hundred Million Dollars ($500,000,000)) of the Federal Reserve System; (iii) any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s; (iv) the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of, and any investment in, any new Subsidiary after the Closing Date, so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement; (v) loans to, investments in and guaranties of the Indebtedness of, a Company from or by a Company so long as each such Company is the Borrower or a Domestic Guarantor of Payment; (vi) any advance or loan to an officer or employee of a Company as an advance on commissions, travel and other items in the ordinary course of such Company’s business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of One Hundred Thousand Dollars ($100,000) at any time outstanding; (vii) the guaranty of the payment obligations of a Company under the Lease Agreement between Parque Internacional Escobedo S.A. de C.V., as lessor, and Horizon Plastics de Mexico S.A. de C.V., as lessee, effective as of October, 2017, and assumed by CC HPM, S. de R.L. de C.V. as such Lease Agreement may be amended, extended or replaced; so long as the amount of the payment obligations under such Lease Agreement does not exceed (A) Four Hundred Thousand Dollars ($400,000) in any fiscal year of the Borrower, and (B) an aggregate amount of Two Million Dollars ($2,000,000) during the remaining term of such Lease Agreement; (viii) any Permitted Investments or Permitted Foreign Subsidiary Loans and Investments, so long as no Default or Event of Default shall then exist or would result therefrom; (ix) Investments consisting of prepayments to suppliers in the ordinary course of business, solely as such prepayments have been historically made by Loan Parties prior to the Closing Date and such prepayments are consistent with past practices of such Loan Party; (x) Investments consisting of extensions of trade credit in the ordinary course of business, solely as such trade credit has been historically extended by Loan Parties prior to the Closing Date and such extensions of trade credit are substantially consistent with the past practices of such Loan Party; (xi) advances of payroll payments on earned wages only to employees and other service providers in the ordinary course of business and substantially consistent with past practices;

72 (xii) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights, in each case in the ordinary course of business and solely to the extent necessary for current business operations and substantially consistent with past practices; (xiii) other Investments, in addition to the Investments listed above, in an aggregate principal amount for all Companies not to exceed One Million Dollars ($1,000,000) at any time. For purposes of this Section 5.11, the amount of any investment in Equity Interests shall be based upon the initial amount invested and shall not include any appreciation in value or return on such investment but shall take into account repayments, redemptions and return of capital. Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person (including, in each case, pursuant to a Delaware LLC Division) other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist: (a) the Borrower or a Domestic Subsidiary Guarantor of Payment may merge, amalgamate or consolidate with any other Domestic Subsidiary (provided that (i) if one of such Companies is the Borrower, the Borrower shall be the continuing or surviving Company, and (ii) if at least one of such Companies is a Loan Party, a Loan Party shall be the continuing or surviving Person); (b) a Foreign Subsidiary Guarantor of Payment may merge, amalgamate or consolidate with any other Foreign Subsidiary (provided that (i) if one of such Companies is the Canadian Subsidiary Guarantor, the Canadian Subsidiary Guarantor shall be the continuing or surviving Company, and (ii) if at least one of such Companies is a Loan Party, a Loan Party shall be the continuing or surviving Person); (c) a Non-Loan Party may merge, amalgamate or consolidate with any other Company (provided that if such Company is a Loan Party, such Loan Party shall be the continuing or surviving Company); (d) the Borrower or any Domestic Guarantor of Payment may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or any other Domestic Guarantor of Payment (provided that the Borrower may not transfer all or substantially all of its assets pursuant to this subsection (d)); (e) any Foreign Guarantor of Payment may sell, lease, transfer or otherwise dispose of any of its assets to any other Loan Party; (f) a Non-Loan Party may sell, lease, transfer or otherwise dispose of any of its assets to any other Company; (g) a Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful or economically practicable to maintain, in such Company’s business (including allowing any intellectual property (and any related registration or application) that is no longer used or useful, or economically practicable to maintain, to lapse or go abandoned or be invalidated); (h) transfer of assets from Loan Parties to any Mexican Subsidiary so long as the aggregate fair market value of all assets so transferred in any fiscal year does not exceed Five Million Dollars ($5,000,000);

73 (i) a Company may sell, lease, transfer or otherwise dispose of any assets in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year so long as the net proceeds thereof are either reinvested in similar assets within one hundred eighty (180) days of such sale or other disposition or applied to the prepayment of obligations in accordance with Section 2.8 hereof; and (j) Acquisitions may be effected in accordance with the provisions of Section 5.13 hereof. Acquisitions. No Company shall effect an Acquisition; provided that a Loan Party may effect an Acquisition so long as such Acquisition meets all of the following requirements: (a) in the case of an Acquisition that involves a merger, amalgamation or other combination including the Borrower, the Borrower shall be the surviving entity; (b) in the case of an Acquisition that involves a merger, amalgamation or other combination including a Loan Party (other than the Borrower), a Loan Party shall be the surviving entity; (c) the business to be acquired shall be similar, or related to, or incidental to, or an expansion (solely in size and not in type) of, the lines of business of the Companies; (d) no Default or Event of Default shall exist prior to, or after giving pro forma effect to, such Acquisition; (e) The Borrower shall have provided to the Administrative Agent and the Lenders, at least twenty (20) days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7(a) and (b) hereof, both before and after giving effect to the proposed Acquisition; (f) the aggregate Consideration paid for such Acquisition by the Companies shall not exceed, when combined with all other Acquisitions, the aggregate amount of Ten Million Dollars ($10,000,000); (g) such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose Equity Interests are to be acquired; and (h) the Leverage Ratio, calculated as of the most recently completed four fiscal quarters of the Borrower, both prior to and after giving pro forma effect to such Acquisition, shall not exceed 2.00 to 1.00. Notice. The Borrower shall cause a Financial Officer of the Borrower to promptly notify the Administrative Agent and the Lenders, in writing, whenever any of the following shall occur: (a) a Default or Event of Default may reasonably be expected to occur hereunder or any representation or warranty made in Article VII hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete; (b) the Borrower learns of a litigation or proceeding against any Company before a court, administrative agency or arbitrator that, if successful, could reasonably be expected to have a Material Adverse Effect; or (c) the Borrower learns that there has occurred or begun to exist any event, condition or thing that is reasonably likely to have a Material Adverse Effect.

74 Restricted Payments. No Company shall make or commit itself to make any Restricted Payment at any time; provided, however, that so long as no Default or Event Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments for the purpose of repurchasing Equity Interests of the Borrower under the existing share buyback plan, as it may be amended from time to time, or under any other share buyback plan approved from time to time by the Borrower’s board of directors, in an aggregate amount not to exceed $500,000 in any calendar year. Environmental Compliance. Each Company shall comply in all respects with any and all Environmental Laws and Environmental Permits, including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Borrower shall furnish to the Administrative Agent and the Lenders, promptly after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise. The Borrower shall defend, indemnify and hold the Administrative Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement. Affiliate Transactions. No Company shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company (other than a Company that is a Loan Party) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a Person that is not an Affiliate of a Company; provided that the foregoing shall not prohibit the payment by the Borrower of (a) reasonable and customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, consultants, managers and employees of the Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and (b) employment and severance arrangements (including salary or guaranteed payments and bonuses) between the Borrower and its officers, managers and employees in the ordinary course of business and consistent with past practices. Use of Proceeds. The Borrower’s use of the proceeds of the Loans shall be for working capital and other general corporate purposes of the Companies and for the refinancing of existing Indebtedness. The Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Corporate Names and Locations of Collateral. No Company shall (a) change its corporate name, or (b) change its state, province, territory or other jurisdiction, or form of organization; unless, in each case, the Borrower shall have provided the Administrative Agent and the Lenders with at least five

75 (5) Business Days’ prior written notice thereof. The Borrower shall also promptly notify the Administrative Agent of (i) any material change in any location where any Company’s Inventory or Equipment is maintained, and any new locations where any Company’s Inventory or Equipment is to be maintained; (ii) any change in the location of the office where any Company’s records pertaining to its Accounts are kept; (iii) the location of any new places of business and the changing or closing of any of its existing places of business; and (iv) any change in the location of any Company’s chief executive office. In the event of any of the foregoing or if otherwise deemed appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new financing statements or the equivalent as applicable describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent’s sole discretion, to perfect or continue perfected the security interest of the Administrative Agent, for the benefit of Secured Parties, in the Collateral. The Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses hereunder. Lease Rentals. The Companies shall not pay or commit themselves to pay lease rentals on Operating Leases, for all Companies, in excess of the aggregate amount of Three Million Dollars ($3,000,000) during any fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2022. Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest. (a) Domestic Guaranties and Security Documents. Each Domestic Subsidiary (that is not a Dormant Subsidiary) created, acquired or held (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC) subsequent to the Closing Date shall promptly execute and deliver to the Administrative Agent, for the benefit of Secured Parties, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Secured Obligations and a Security Agreement (or a Security Agreement Joinder), as appropriate, such agreements to be prepared by the Administrative Agent and in form and substance reasonably acceptable to the Administrative Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent. With respect to a Subsidiary that has been classified as a Dormant Subsidiary, at such time that such Subsidiary no longer meets the requirements of a Dormant Subsidiary, the Borrower shall provide to the Administrative Agent prompt written notice thereof, and shall provide, with respect to such Subsidiary, all of the documents referenced in the foregoing sentence. (b) Foreign Subsidiary Guaranties and Security Documents. To the extent there shall be no material adverse tax consequences, each Foreign Subsidiary (that is not a Dormant Subsidiary) shall, if requested in the reasonable discretion of the Administrative Agent or the Required Lenders, execute and deliver to the Administrative Agent, for the benefit of Secured Parties, a Guaranty of Payment and a Security Agreement, such agreements to be prepared by the Administrative Agent and in form and substance reasonably acceptable to the Administrative Agent. In connection with each of the foregoing Guaranties of Payment and Security Agreement, the Borrower shall deliver to the Administrative Agent such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be reasonably deemed necessary or advisable by the Administrative Agent. Anything in this subsection (b) to the contrary notwithstanding, if the execution and delivery of such Guaranty of Payment or Security Agreement under the laws of such foreign jurisdiction is impractical or cost prohibitive, in the reasonable judgment of the Administrative Agent, after consultation

76 with the Borrower, then the Administrative Agent may forego such Guaranty of Payment or Security Agreement, as applicable, in such foreign jurisdiction. (c) Pledge of Stock or Other Ownership Interest. With respect to the creation or acquisition of a first-tier Subsidiary by any Loan Party, the Borrower shall notify the Administrative Agent within five (5) Business Days of the creation or acquisition thereof, and, if requested in the reasonable discretion of the Administrative Agent or the Required Lenders, promptly deliver to the Administrative Agent, for the benefit of Secured Parties, all of the share certificates (or other evidence of equity) of such first-tier Subsidiary owned by a Loan Party pursuant to the terms of a Security Agreement (or a Security Agreement Joinder) prepared by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, and executed by the appropriate Loan Party; provided that, any such pledge securing the Secured Obligations shall not include a pledge of Equity Interest that would be deemed Excluded Property (as defined in the applicable Security Agreement), unless, as a result of a Change in Law, such Loan Party is able, without reasonable risk of any Company incurring a material Tax liability as a result thereof, to pledge such Equity Interest as security for the Secured Obligations, in which case such Equity Interest shall be automatically deemed to be so pledged by such Loan Party but only to the extent that, and only for so long as, such pledge could reasonably be expected not to result in a material Tax liability of any Company. Anything in this subsection (c) to the contrary notwithstanding, if the execution and delivery of any such pledge of stock under the laws of such foreign jurisdiction is impractical or cost prohibitive, in the reasonable judgment of the Administrative Agent, after consultation with the Borrower, then the Administrative Agent may forego such pledge of stock (or foreign perfection of such pledge of stock in such foreign jurisdiction). (d) Perfection or Registration of Interest in Foreign Shares. With respect to any Guaranty of Payment by a Foreign Subsidiary or any foreign shares pledged to the Administrative Agent, for the benefit of Secured Parties, on or after the Closing Date, the Administrative Agent shall at all times, in the reasonable discretion of the Administrative Agent or the Required Lenders, have the right to perfect, at the Borrower’s cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction. Such perfection may include the requirement that the applicable Company promptly execute and deliver to the Administrative Agent a separate Guaranty of Payment or pledge document (prepared by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent), covering such Equity Interests and related Guaranty of Payment, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies in respect thereof. Anything in this subsection (d) to the contrary notwithstanding, if the execution and delivery of any such pledge of stock under the laws of such foreign jurisdiction is impractical or cost prohibitive, in the sole judgment of the Administrative Agent, after consultation with the Borrower, then the Administrative Agent may forego such pledge of stock (or foreign perfection of such pledge of stock in such foreign jurisdiction). Flood Hazard. If any portion of any Domestic Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause the applicable Loan Parties to (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, which such insurance shall (i) identify the addresses of each property located in a special flood hazard area, (ii) indicate the applicable flood zone designation, the flood insurance coverage and deductible relating thereto, (iii) provide that the insurer will give the Administrative Agent at least forty-five (45) days’ written

77 notice of cancellation or non-renewal, and (iv) shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent, and (b) deliver to the Administrative Agent evidence of such compliance, in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance. Restrictive Agreements. Except as set forth in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any dividend or other capital distribution to the Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to the Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable Law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (iii) customary restrictions in security agreements or mortgages securing Indebtedness or Capitalized Lease Obligations of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease, (iv) customary restrictions and conditions contained in agreements entered in the ordinary course of business relating to the sale of any assets, provided that such restrictions and conditions apply only to assets that are to be sold and such sale is permitted hereunder, (v) restrictions on cash or other deposits imposed by customers under agreements entered into in the ordinary course of business and any such restrictions are otherwise permitted hereunder, and (vi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 5.9 and applicable solely to such joint venture, and, in each case, entered into in the ordinary course of business. [Reserved]. Guaranty Under Material Indebtedness Agreement. No Foreign Subsidiary shall be or become a primary obligor or Guarantor of the Indebtedness of the Borrower incurred pursuant to any Material Indebtedness Agreement unless such Foreign Subsidiary shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith. Amendment of Organizational Documents. Without the prior written consent of the Administrative Agent, no Company shall amend its Organizational Documents in any manner adverse to the Lenders. Fiscal Year of the Borrower. The Borrower shall not change the date of its fiscal year-end without the prior written consent of the Administrative Agent and the Required Lenders. As of the Closing Date, the fiscal year end of the Borrower is December 31 of each year. Negative Pledge. (a) The Borrower shall not suffer or permit any Lien to exist upon the Equity Interests issued by the Borrower (except for (i) Liens in favor of the Administrative Agent for the benefit of Secured Parties and (ii) Liens arising by operation of Law for taxes, assessments or governmental charges not yet due or which are being contested in good faith by appropriate proceedings diligently conducted). (b) The Borrower will not, nor will it permit any of its Subsidiaries to, sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or permit to exist any Lien upon or with respect to, any of the real property owned by any Company as of the Closing Date or from time to time after the Closing Date.

78 (c) The Borrower will not, nor will it permit any of its Subsidiaries to, exist any agreement with any Person, other than in connection with this Agreement, which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon or with respect to any of the real property owned by the Borrower or such Subsidiary as of the Closing Date or from time to time after the Closing Date. Banking Relationship. The Borrower shall maintain its primary banking and depository relationship with the Administrative Agent. Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, comply (a) with all Environmental Laws, Anti-Corruption Laws and applicable Sanctions and (b) in all material respects with all other Laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Company shall conduct its businesses in compliance with all Anti-Corruption Laws and applicable Sanctions and maintain policies and procedures as it has determined to be reasonably necessary to promote and achieve compliance with all Anti-Corruption Laws and applicable Sanctions. Loan Party as Trustee. If any agreement, document or other right, title and interest which is required to be mortgaged, charged or assigned is not assignable to the Administrative Agent because (a) the remedies for the enforcement of such agreement would not, as a matter of law, pass to the Administrative Agent as an incidence of the transfers and assignments made pursuant to the relevant Security Document, (b) the same is not assignable without the consent of the other party or parties thereto or any Governmental Authority and such consent has not been obtained as of the date hereof, (c) the same is not assignable without complying with stated conditions or (d) the same is the subject of an express prohibition against assignment, the applicable Loan Party’s interest in such agreement shall, until such consent to such assignment, compliance with such conditions or waiver of such express prohibition is obtained, be held in trust for the Administrative Agent by such Loan Party and the said interest and all benefits derived under such agreement shall be for the account of the Administrative Agent, subject to the terms of such Security Document. Each Loan Party shall use all reasonable commercial efforts to obtain, as applicable, the required consent to any such assignment of such Loan Party’s interest in any such agreement, compliance with any such conditions or waiver of any such express prohibition. Further Assurances. The Borrower shall, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents. Post-Closing Obligations. (a) Within one hundred and eighty (180) days following the Closing Date, the Loan Parties will either (a) close each of the deposit accounts with Wells Fargo Bank, National Association (the “WF Deposit Accounts”), existing on the date hereof and provide evidence of each such closure satisfactory to the Administrative Agent, or (b) provide to the Administrative Agent a Deposit Account Control Agreement (as defined in the U.S. Guaranty and Security Agreement and Canadian Guaranty and Security Agreement respectively), for each WF Deposit Account in accordance with Section 5.8 of the U.S. Guaranty and Security Agreement and the Canadian Guaranty and Security Agreement.

79 (b) As promptly as practicable after the Closing Date and in any event no later than August 31, 2022, the Borrower shall, or shall cause its Subsidiaries to, deliver to the Administrative Agent (1) the landlord waivers for the Borrower’s or applicable Loan Parties’ leased real property located at 1385 Cheers Blvd., Brownsville, Texas 78521 and Buildings 3, 4 Centre, 4 West and 16, Building 3 Storage Yard and Causeway, Northam Industrial Park, 740 Division Street, Cobourg, Ontario, K9A 4LI, each duly executed by the applicable Loan Party, the applicable landlord and the Administrative Agent and in a form acceptable to the Administrative Agent, (2) a Deposit Account Control Agreement (as defined in the Canadian Guaranty and Security Agreement) for each deposit account of the Canadian Subsidiary Guarantor with The Toronto-Dominion Bank, duly executed by the Canadian Subsidiary Guarantor, the Administrative Agent and The Toronto –Dominion Bank and in a form acceptable to the Administrative Agent and (3) evidence satisfactory to the Administrative Agent that the UCC-3 termination statements and PPSA discharges, as applicable, have been filed relating to the existing UCC and PPSA financing statements in favor of Citibank, N.A. against the Canadian Subsidiary Guarantor ARTICLE VI REPRESENTATIONS AND WARRANTIES Each Loan Party represents and warrants to the Administrative Agent and the Lenders that: Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is duly organized, validly existing and, where applicable, in good standing (or comparable concept in the applicable jurisdiction) under the Laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and, where applicable, is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on Schedule 6.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Schedule 6.1 hereto sets forth, as of the Closing Date, each Subsidiary of the Borrower (and whether such Subsidiary is a Dormant Subsidiary), and each Person that is an owner of such Subsidiaries equity, its state (or jurisdiction) of formation, its relationship to the Borrower, including the percentage of each class of stock or other Equity Interest owned by a Company, each Person that owns the stock or other Equity Interest of each Company, its tax identification number, the location of its chief executive office and its principal place of business. The Borrower, directly or indirectly, owns all of the Equity Interests of each of its Subsidiaries. Corporate Authority. Each Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Loan Party is a party have been duly authorized and approved by such Loan Party’s board of directors or other governing body, as applicable, and are the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency or, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law). The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any other material agreement to which such Company is a party (except, solely with respect to such other material agreement, to the extent that such breach or default of such other material agreement could not reasonably be expected to have a Material Adverse Effect). Compliance with Laws and Contracts. Each Company:

80 (a) holds all permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable Laws relating thereto, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) is in compliance with all federal, state, provincial, territorial, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not reasonably be expected to have a Material Adverse Effect; (d) is in compliance with all applicable Bank Secrecy Act (“BSA”), Anti-Corruption Laws, Canadian Anti-Money Laundering & Anti-Terrorism Legislation, and other anti-money laundering Laws and regulations; and (e) is in compliance with the PATRIOT Act. Litigation and Administrative Proceedings. Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or, to the knowledge of the Companies, threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal that could reasonably be expected to have a Material Adverse Effect, (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound that could reasonably be expected to have a Material Adverse Effect, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect. Title to Assets. Each Company has good title to and ownership of all property (excluding, for the avoidance of doubt, intellectual property, which is the subject of Section 6.17) it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes. As of the Closing Date, the Companies own the real property listed on Schedule 6.5 hereto. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no financing statement or similar notice of Lien (other than notice filings filed under UCC 9-505 not covering collateral securing an obligation) outstanding covering any personal property of any Company; (b) there is and will be no mortgage or charge outstanding covering any Domestic Real Property or other owned real property of any Company; and (c) no real or personal property of any Company is subject to any Lien of any kind. The Administrative Agent, for the benefit of Secured Parties, upon the filing of the financing statements contemplated by the Loan Documents and taking such other actions necessary to perfect its Lien against collateral of the corresponding type as authorized hereunder will have a valid and enforceable first Lien on such Collateral. No Company has entered into any contract or agreement (other than (i) a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets or a contract or agreement entered into in the ordinary course of business that does not permit Liens on, or collateral assignment of, the property relating to such contract or agreement or (ii) any agreement with a restriction that is not

81 enforceable under Section 9-406, 9-407 or 9-408 of the UCC or any laws of similar effect) that exists on or after the Closing Date that would prohibit the Administrative Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company. Tax Returns. Except as could not reasonably be expected to result in a Material Adverse Effect, all federal, state, provincial and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been timely filed (or extended as permitted by applicable Law) and all taxes, assessments, fees and other governmental charges that are due and payable have been timely paid, except as otherwise permitted herein including Section 5.2(a). The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year. Environmental Laws. Except as could not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, each Company is in substantial compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the best knowledge of each Company, threatened, against any Company, any Domestic Real Property or other owned real property in which any Company holds or has held an interest or any past or present operation of any Company which could reasonably be expected to have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any Domestic Real Property or other owned real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law, that either individually or in the aggregate, could be reasonably expected to result in a Material Adverse Effect. As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise. Locations. As of the Closing Date, the Companies have places of business or maintain their Accounts, Inventory and Equipment at the locations (including third party locations) set forth on Schedule 6.9 hereto, and each Company’s chief executive office is set forth on Schedule 6.9 hereto. Schedule 6.9 hereto further specifies whether each location, as of the Closing Date, (a) is owned by the Companies, or (b) is leased by a Company from a third party, and, if leased by a Company from a third party, if a landlord’s waiver has been requested. As of the Closing Date, Schedule 6.9 hereto correctly identifies the name and address of each third party location where assets of the Companies are located. Continued Business. There exists no actual, pending, or, to the Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, which any Loan Party reasonably expects to have a Material Adverse Effect. Employee Benefits Plans. (a) US Employee Benefit Plans. Schedule 6.11 hereto identifies each ERISA Plan as of the Closing Date. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts that a Controlled Group member is required, under applicable Law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded

82 based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), in all material respects or are subject to cure under a correction program approved by a Governmental Authority; (i) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (ii) to the extent applicable, the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (iii) the ERISA Plan and any associated trust have received a favorable determination letter from the IRS stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired; (iv) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”; and (v) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the “accumulated benefit obligation” of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets. (b) Foreign Pension Plan and Benefit Plans. As of the Closing Date, Schedule 6.11 hereto lists all Foreign Benefit Plans, Canadian Pension Plans, Canadian MEPPs and Foreign Pension Plans currently maintained or contributed to by the Borrower and any appropriate Foreign Subsidiaries. The Foreign Pension Plans and Canadian Pension Plans are duly registered under all applicable Laws which require registration. The Borrower and any appropriate Foreign Subsidiaries have complied with and performed all of its obligations under and in respect of the Foreign Pension Plans, Canadian Pension Plans, Canadian MEPPs and Foreign Benefit Plans under the terms thereof, any funding agreements and all applicable Laws (including any fiduciary, funding, investment and administration obligations) except to the extent as would not reasonably be expected to have a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan, Canadian MEPP, Foreign Pension Plan or Foreign Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable Laws except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. No Canadian Pension Event has occurred. There are no outstanding actions or suits concerning the assets of the Foreign Pension Plans or the Foreign Benefit Plans. Each of the Foreign Pension Plans is fully funded on an ongoing basis as required by all Laws applicable to such Foreign Pension Plans (using actuarial methods and assumptions as of the date of the valuations last filed with the applicable Governmental Authorities and that are consistent with generally accepted actuarial principles). Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed and except filings necessary to perfect Liens created under the Loan Documents. Solvency. (a) Each Loan Party has received consideration that is the reasonably equivalent value of the obligations and liabilities that each Loan Party has incurred to the Administrative Agent and the Lenders.

83 No Loan Party is insolvent or an “insolvent person” as defined in any applicable state, federal or relevant foreign statute (including any Debtor Relief Laws), nor will any Loan Party be rendered insolvent by the execution and delivery of the Loan Documents to the Administrative Agent and the Lenders. No Loan Party is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Administrative Agent and the Lenders incurred hereunder. No Loan Party intends to, nor does any Loan Party believe that it will, incur debts beyond its ability to pay such debts as they mature. (b) Each Loan Party acknowledges that its business and financial relationship with the Administrative Agent and the Lenders is unique from such Loan Party’s relationship with any other of its creditors and agrees that it shall not file any plan of arrangement or make any proposal or make an assignment into bankruptcy under any Debtor Relief Law which provides for, or would permit directly or indirectly, the Administrative Agent and the Lenders to be classified with any other creditor for purposes of such plan or proposal or otherwise. Financial Statements. The audited Consolidated financial statements of the Borrower, for the fiscal year ended December 31, 2021 and the unaudited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended March 30, 2022, furnished to the Administrative Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the ending dates of the periods addressed in such statements, there has been no material adverse change in any Company’s financial condition, properties or business or any change in any Company’s accounting procedures. Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Federal Reserve Board of the United States). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors. Material Agreements. Except as disclosed on Schedule 6.16 hereto, as of the Closing Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its Affiliates other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to subparts (a) through (g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect. Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, each Company owns, or has the right to use, all of the patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, reasonably necessary for the conduct of its business as currently conducted without any known conflict with the rights of others. Schedule 6.17 hereto sets forth all federally registered patents, trademarks, copyrights, service marks and license agreements owned by each Company as of the Closing Date. Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage (including, if applicable, flood insurance on all mortgaged property that is in a

84 Special Flood Hazard Zone, from such providers, on such terms and in such amounts as required by the Flood Disaster Protection Act as amended from time to time or as otherwise required by the Administrative Agent) and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies. Schedule 6.18 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance. Deposit Accounts and Securities Accounts. Schedule 6.19 hereto lists all banks, other financial institutions and Securities Intermediaries at which any Company maintains Deposit Accounts or Securities Accounts as of the Closing Date (other than Deposit Accounts and Securities Accounts maintained with Huntington), and Schedule 6.19 hereto correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by the Borrower, there is no known fact that any Company has not disclosed to the Administrative Agent and the Lenders that has or is likely to have a Material Adverse Effect. Notwithstanding the foregoing, the Companies make no representation or warranty with respect to any financial projections that have been made available to the Administrative Agent prior to the Closing Date (the “Projections”), except that such Projections were prepared based on good faith estimates and assumptions by the management of the Companies, there are no statements or conclusions in such Projections or any related budgets which, at the time made, are based upon or include information known to any Company to be materially misleading or which fail to take into account material information regarding the matters reported therein. On the Closing Date, the Companies believe that the Projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections, such Projections are not to be viewed as facts, such Projections are subject to uncertainties and contingencies, many of which are beyond any Person’s control, and that no assurances can be given that the results set forth in the Projections will actually be obtained and the differences may be material. Investment Company; Other Restrictions. No Company is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness. Defaults. No Default or Event of Default exists, nor will any begin to exist immediately after the execution and delivery hereof. Affected Financial Institution. No Loan Party is an Affected Financial Institution. Anti-Corruption Laws and Sanctions. (a) None of (i) any Loan Party, any Subsidiary thereof or any of the respective directors, officers, employees or Affiliates of any Loan Party or any Subsidiary thereof, or (ii) any agent or representative of any Loan Party or any Subsidiary thereof that will act in any capacity in connection with, or benefit from, the credit facilities provided hereunder, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or has the purpose of evading or avoiding any Anti-Corruption Laws. Each of the Loan Parties and their respective Subsidiaries has implemented and maintains in effect policies and procedures designed to promote and

85 achieve compliance by the Loan Parties and their respective Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption Laws. Each of the Loan Parties and their respective Subsidiaries each director, officer, employee, agent and Affiliate of the Loan Parties and their respective Subsidiaries, is in compliance with the Anti-Corruption Laws. (b) No proceeds of any Credit Extension have been used, directly or indirectly, by any Loan Party, any Subsidiary thereof or, any of the respective directors, officers, employees, Affiliates or agents of the foregoing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. (c) Notwithstanding the foregoing, the representations given in this Section 6.24 shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law. Beneficial Ownership Certification. The Loan Parties represent that the information included in each Beneficial Ownership Certification delivered to the Administrative Agent and each Lender is true and correct in all respects. ARTICLE VII DEFAULT AND REMEDIES Events of Default. Any of the following specified events shall constitute an Event of Default (each an “Event of Default”): (a) Payments. If (i) the interest on any Loan, any commitment or other fee, or any other Obligation not listed in subpart (ii) hereof, shall not be paid in full within five (5) Business Days of being due and payable, or (ii) the principal of any Loan or any reimbursement obligation under any Letter of Credit that has been drawn shall not be paid in full when due and payable. (b) Special Covenants. If any Company shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.17, 5.18, 5.20, 5.23, 5.24, 5.25, 5.26, 5.28 or 5.30 hereof. (c) Other Covenants. (i) If any Company shall fail or omit to perform and observe Section 5.3 and that Default shall not have been fully corrected within ten (10) days after the earlier of (1) any Financial Officer of such Company becomes aware of the occurrence thereof, or (2) the giving of written notice thereof to the Borrower by the Administrative Agent that the specified Default is to be remedied. (ii) If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in clauses (a), (b) or (c)(i) of this Section 7.1) contained or referred to in this Agreement or any other Related Writing that is on such Company’s part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (1) any Financial Officer of such Company becomes aware of the occurrence thereof, or (2) the giving of written notice

86 thereof to the Borrower by the Administrative Agent or the Required Lenders that the specified Default is to be remedied. (d) Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any other Related Writing or any other material information furnished by any Company to the Administrative Agent or the Lenders, or any thereof, or any other holder of any Note, shall be false or erroneous in any material respect when made or deemed made (other than a representation, warranty or statement qualified by materiality or reference to the absence of a Material Adverse Effect, in which event such representation, warranty or statement shall prove to have been false or misleading in any respect). (e) Cross Default. If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity. (f) ERISA or Pension Plan Default. (i) ERISA Default. The occurrence of one or more ERISA Events or similar event with respect to a Foreign Plan that (1) the Required Lenders determine could reasonably be expected to have a Material Adverse Effect, or (2) results in a Lien on any of the assets of any Company, to the extent that the aggregate of all such Liens for all Companies exceeds Five Hundred Thousand Dollars ($500,000). (ii) Foreign Pension Plan Default. The institution of any steps by any Company or any applicable regulatory authority to terminate a Foreign Pension Plan, Defined Benefit Plan or Canadian MEPP (wholly or in part) if, as a result of such termination, such Company is required to make an additional contribution to such Foreign Pension Plan, Defined Benefit Plan or Canadian MEPP, or to incur an additional liability or obligation to such Foreign Pension Plan, Defined Benefit Plan or Canadian MEPP, equal to or in excess of Five Hundred Thousand Dollars ($500,000) or the equivalent thereof in another currency. (g) Change in Control. If any Change in Control shall occur. (h) Judgments. There is entered against any Company: (i) a final judgment or order for the payment of money by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of sixty (60) days after the date on which the right to appeal has expired, provided that such occurrence shall constitute an Event of Default only if the aggregate of all such judgments for all such Companies, shall exceed Five Hundred Thousand Dollars ($500,000) (less any amount that will be covered by the proceeds of insurance or indemnities and is not subject to dispute by the insurance provider or the third party); or (ii) any one or more non-monetary final judgments that are not covered by insurance, or, if covered by insurance, for which the insurance company has not agreed to or acknowledged coverage, and that, in either case, the Required Lenders reasonably determine have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by the prevailing party or any creditor upon such judgment or order, or

87 (2) there is a period of three consecutive Business Days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect. (i) [Reserved]. (j) Security. If any Lien granted in this Agreement or any other Loan Document in favor of the Administrative Agent, for the benefit of Secured Parties, shall be determined to be (i) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement or such Loan Document and the Borrower has (or the appropriate Loan Party has) failed to promptly execute appropriate documents reasonably requested by the Administrative Agent to correct such matters, or (ii) unperfected as to any material amount of Collateral (as determined by the Administrative Agent, in its reasonable discretion, or the Required Lenders, in their reasonable discretion) and the Borrower has (or the appropriate Loan Party has) failed to promptly execute appropriate documents reasonably requested by the Administrative Agent to correct such matters. (k) Validity of Loan Documents. If (i) any material provision, in the sole opinion of the Administrative Agent, of any Loan Document shall at any time cease to be valid, binding and enforceable against any Loan Party; (ii) the validity, binding effect or enforceability of any Loan Document against any Loan Party shall be contested by any Loan Party; (iii) any Loan Party shall deny that it has any or further liability or obligation under any Loan Document; or (iv) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Administrative Agent and the Lenders the benefits purported to be created thereby. (l) Solvency. If any Company (other than a Dormant Subsidiary) shall (i) except as permitted pursuant to Section 5.12 hereof, discontinue business; (ii) generally not pay its debts as such debts become due; (iii) make a general assignment for the benefit of creditors; (iv) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, a sequestrator, a monitor, a custodian, a trustee, an interim trustee, a liquidator, an agent or any other similar official of all or a substantial part of its assets or of such Company; (v) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, any other Debtor Relief Law, or under any other bankruptcy, insolvency, liquidation, winding-up, corporate or similar statute or Law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (vi) file a voluntary petition under the Bankruptcy Code, any other Debtor Relief Law or seek relief under any bankruptcy or insolvency or analogous Law in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition; (vii) have an involuntary proceeding under the Bankruptcy Code (or any Debtor Relief Law or other bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States) filed against it and the same shall not be controverted within thirty (30) days (or such longer period as agreed to in writing by the Administrative Agent in its reasonable discretion), or shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case; (viii) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other Law (whether federal, provincial, territorial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial, territorial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (ix) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company; (x) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company; (xi) have assets, the value of which is

88 less than its liabilities (taking into account prospective and contingent liabilities, and rights of contribution from other Persons); or (xii) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction. Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated, (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, (c) require the Borrower to Cash Collateralize the Letters of Credit in an amount equal to 105% of the Letter of Credit Exposure and (d) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents or applicable Law, including the right to resort to any Collateral and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable Law; provided that upon the occurrence of an Event of Default set forth in Section 7.1(l)(vi) or (l)(vii), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the Letters of Credit as provided in clause (c) above shall automatically become effective, without further act of the Administrative Agent. Allocation of Payments After Event of Default. After the exercise of remedies provided for in Section 7.2 (or after the Loans have become due and payable and the obligation of the Borrower to Cash Collateralize the Letter of Credit Exposure has automatically become effective as set forth in the proviso to Section 7.2), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Banks) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, LC Disbursements and other Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Disbursements and Secured Obligations that are Bank Product Obligations owing to a Lender and Secured Obligations that are obligations and liabilities of the Companies owing to a Hedge Bank under Hedge Agreements, ratably among Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

89 Fifth, to the Administrative Agent for the account of the applicable Issuing Bank, to Cash Collateralize that portion of Letter of Credit Exposure comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to this Agreement; Sixth, to the payment in full of all other Secured Obligations, in each case ratably among Secured Parties based upon the respective aggregate amounts of all such Secured Obligations owing to them in accordance with the respective amounts thereof then due and payable; and Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. ARTICLE VIII THE ADMINISTRATIVE AGENT Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints Huntington to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

90 (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. (b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7.1 and Section 9.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non- appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Bank. (c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. (d) The Administrative Agent shall not be responsible or have any liability for, or have any duty to investigate, a violation or potential violation of an Environmental Law or a release or threat of release of a Hazardous Material pursuant to Section 5.16, nor shall it have any liability for any action it takes or does not take in connection with any such investigation. (e) Without limiting the powers of the Administrative Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent and, to the extent necessary, ratifies the appointment and authorization of the Administrative Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney shall: (i) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (ii) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation,

91 all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and Loan Parties. Any person who becomes a Secured Party shall, by its execution of an Assignment Agreement, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Section 8 shall also constitute the substitution of the Attorney. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon (a) any statement made to it orally or by telephone and believed by it to have been made by the proper Person and (b) any statement made by a director, authorized signatory or employee of any Person regarding any matters which may reasonably be assumed to be within his or her knowledge or within his or her power to verify. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub- agents. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

92 (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. No Other Duties, Etc.. Anything herein to the contrary notwithstanding, no Arranger or agent(s) listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or reimbursement for any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

93 (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the Letter of Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 9.3) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.4. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in the first proviso to Section 9.1 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition.

94 Collateral and Guarantee Matters. (a) Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion: (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full in cash of all Secured Obligations (other than (x) contingent indemnification obligations for which no claim has been asserted and (y) Bank Product Obligations and all obligations and liabilities of the Companies owing to a Hedge Bank under Hedge Agreements, in each case, not yet due and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made), (B) that is sold or otherwise conveyed, transferred or disposed of or to be sold or otherwise conveyed, transferred or disposed of as part of or in connection with any sale or other conveyance, transfer or disposal that is permitted under the Loan Documents to a Person that is not a Loan Party or (C) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.1; and (ii) to release any Guarantor of Payment from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor of Payment from its obligations under the Loan Documents pursuant to this Section 8.10. (b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Compliance with Flood Insurance Laws. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Insurance Laws and will post on the applicable electronic platform or otherwise distribute to each Lender documents that it receives in connection with the Flood Insurance Laws (collectively, the “Flood Documents”); provided, however that the Administrative Agent makes no representation or warranty with respect to the adequacy of the Flood Documents or their compliance with the Flood Insurance Laws. Each Lender acknowledges and agrees that it is individually responsible for its own compliance with the Flood Insurance Laws and that it shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, including the Flood Documents posted or distributed by the Administrative Agent, continue to do its own due diligence to ensure its compliance with the Flood Insurance Laws. Bank Product Obligations and Hedging Agreement Obligations. Except as otherwise expressly set forth herein or in a Security Agreement, any other Security Document or any other Loan Document, no Secured Party party to any Bank Product Agreement or a Hedge Agreement that obtains the benefits of a Guaranty of Payment or any Collateral by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral including the release or impairment of any Collateral or amendment to any Loan Document (including any Guaranty of Payment

95 or Security Document) other than in its capacity as a Lender or Administrative Agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Bank Product Obligations or obligations and liabilities of the Companies owing to a Hedge Bank under Hedge Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party. By accepting the benefits of a Guaranty of Payment or any Collateral, each Lender (or an Affiliate of a Lender) that has entered a Bank Product Agreement or Hedge Bank that in each case is not a party to the Credit Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of this Article VII for itself and its Affiliates as if a “Lender” party hereto. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement, (ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-

96 clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Erroneous Payments. (a) Each Lender and each Issuing Bank hereby agrees that (i) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole but reasonable discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding paragraph (a), if any Lender or Issuing Bank receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Lender or Issuing Bank otherwise becomes aware was transmitted, or received, in error (in whole or in part): (i) (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender or Issuing Bank shall promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.14(b).

97 (c) The Borrower agrees, for itself and each other Loan Party, that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the express purpose of making a payment in respect of the Obligations hereunder. (d) Each party’s obligations under this Section 8.14 shall survive any resignation of the Administrative Agent or any Issuing Bank, any transfer of rights or Obligations by, or the replacement of, any Lender, the termination of the Commitments and repayment, satisfaction or discharge of the Obligations. ARTICLE IX MISCELLANEOUS Amendments, Etc. Except as otherwise set forth herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and each Loan Party party thereto, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such amendment, waiver or consent shall: (a) waive any condition set forth in Section 4.2 or, in the case of the initial Credit Extension, Section 4.1, without the written consent of each Lender; (b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.2 as to any Credit Extension under the Revolving Facility, the Term Facility, or the CapEx Facility, as applicable, without the written consent of the Required Revolving Lenders, the Required Term Lenders, or the Required CapEx Lenders, respectively; (c) extend or increase the Commitment of a Lender without the written consent of such Lender; (d) (1) extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders, without the written consent of each Lender entitled to receive such payment (provided that only the consent of the Required Lenders shall be necessary to extend or waive any mandatory prepayment required pursuant to this Agreement) or (2) extend or postpone any scheduled expiration, termination or reduction date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender; (e) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest, fees or other Obligations payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest or fees at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder;

98 (f) release all or substantially all of the Collateral securing the Secured Obligations or all or substantially all of the Guarantors of Payment from their obligation under their respective Guaranty of Payment, without the written consent of each Lender; (g) amend, modify, or waive any provision of this Section 9.1, the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders”, “Required CapEx Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, in each cased without the written consent of each Lender directly affected thereby; (h) change Section 2.14(d) or Section 2.15 or any other provision requiring ratable repayments or prepayments in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby; or (i) change (i) Section 2.9(c), 2.17(a)(ii) or 7.3 without the written consent of each Lender directly affected thereby or (ii) the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.8 in any manner that directly adversely affects the Lenders under a Facility without the written consent of (x) in the case of the Revolving Facility, the Required Revolving Lenders, (y) in the case of the Term Facility, the Required Term Lenders and (z) in the case of the CapEx Facility, the Required CapEx Lenders; provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, (B) any Issuing Bank, unless in writing executed by such Issuing Bank and (C) the Swingline Lender, unless in writing executed by the Swingline Lender, in each case in addition to the Borrower and the Lenders required above. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, typographical error or other ministerial defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, typographical error or other ministerial defect, and such amendment shall become effective without the consent of any other party to this Agreement so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days after the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Notices; Effectiveness. (a) Subject to paragraph (c) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or

99 registered mail or sent by facsimile to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule A. (b) Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); notices and other communications delivered through Electronic Systems to the extent provided in paragraph (c) below shall be effective as provided in such paragraph. Any party hereto may change its address or facsimile for notices and other communications hereunder by notice to the other parties hereto. (c) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. (d) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” Each of the Administrative Agent and its Related Parties does not warrant the adequacy of such Electronic System and expressly disclaims liability for errors or omissions in any notice or other communication thereunder. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with any such communication or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower or the other Loan Parties, any Lender, the Issuing Banks or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. No Waiver; Cumulative Remedies; Enforcement. No failure by the Administrative Agent to exercise, and no delay by the Administrative Agent in exercising, any right, remedy, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under this Agreement and each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Each Loan Party hereby waives notice of non-payment, demand, presentment, protest and notice

100 thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.3 for the benefit of all the Lenders; provided, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.8 (subject to the terms of Section 2.15) or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Laws; provided, further, that if at any time there is no person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.1, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of- pocket expenses incurred by the Administrative Agent (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (without duplication) (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Bank) in connection with the collection of the Obligations or the enforcement or protection of its rights under this Agreement and the other Loan Documents, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction and in the case of a conflict of interest, one additional counsel per affected party. (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Bank and each Related Party of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the fees, charges and disbursements of one counsel and one local counsel in each applicable jurisdiction for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the

101 consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on, at, under, to or from any property currently or formerly owned, leased or operated by any Loan Party or any Subsidiary thereof, or any Environmental Liability related in any way to any Loan Party or any Subsidiary thereof or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses (I) are determined by a court of competent jurisdiction by final and non- appealable judgment to have resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee or (II) arise from disputes between or among the Indemnitees not arising from an act or omission by the Loan Parties. This Section 9.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to an Issuing Bank or the Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Bank or the Swingline Lender in connection with such capacity. (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. (e) Payments; Survival. All amounts due under this Section 9.4 shall be payable not later than thirty (30) days after demand therefor. Each party’s obligations under this Section 9.4 shall survive the termination of the Commitments and repayment, satisfaction or discharge of the Obligations. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to any Secured Party, or any Secured Party exercises its right of setoff, and such payment or the

102 proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder and except (i) to an assignee in accordance with the provisions of Section 9.6(b); (ii) by way of participation in accordance with the provisions of Section 9.6(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Lenders and the Issuing Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect

103 to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.6(b)(i)(B) and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to such assigning Lender within five (5) Business Days after having received notice thereof; provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment or Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and (C) the consent of each Issuing Bank and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility. (iv) Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Subsidiaries or Affiliates, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person). Subject to acceptance and recoding thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, the assignor thereunder shall be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Section 9.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its sole expense) shall execute and deliver a Note or Notes, as applicable, to the assignee Lender. (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and

104 principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Lender and any Issuing Bank, at any reasonable time from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any Lender or any other Person, sell and grant participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans) owing to it; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.4(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells or grants such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.1(a) that affects such Participant. Subject to Section 9.6(e), the Borrower agrees that each Participant shall be entitled to the benefits of Article III to the same extent as if it were a “Lender” and had acquired its interest by assignment pursuant to Section 9.6(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a “Lender;” provided such Participant agrees to be subject to Section 2.14 as though it were a “Lender.” Each Lender that sells or grants a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of its Participant(s) and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United Stated Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or Section 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold or grated to such Participant, unless the sale or grant of the participation containing a provision of greater entitlements to such Participant were made with the Borrower’s prior written consent or to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 as if it were

105 a Lender unless the Borrower is notified of the participation sold or granted to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.1(f) as though it were a Lender. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Loans, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its branches and Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority), (c) to the extent required by applicable Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.7, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.7 or (y) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any of their respective branches or Affiliates on a nonconfidential basis from a source other than the Loan Parties. For purposes of this Section 9.7, “Information” means all information received from any Loan Party or any of their respective Subsidiaries relating to any Loan Party or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by such Loan Party or such Subsidiary; provided that, in the case of information received from any Loan Party or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.7 shall be considered to have complied with its obligation to maintain the confidentiality of Information as provided in this Section 9.7 if it has exercised the same degree of care to maintain the confidentiality of such Information as it would accord to its own confidential information. In addition, (i) the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or such Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments and (ii) each Loan Party consents to the publication by the Arranger or its affiliates, at its own expense, of tombstones and other advertising and marketing materials relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective branches and Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such branch

106 or Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective branches or Affiliates, irrespective of whether or not such Lender, such Issuing Bank or such branch or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective branches and Affiliates under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank or its respective branches or Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the other parties hereto, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. The provisions of Sections 2.13(b), 3.4, 3.5, 9.4 and 9.5 and Article VIII shall survive the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments and the termination of this Agreement or any provision hereof. Independent Effect of Covenants. Each Loan Party expressly acknowledges and agrees that each covenant contained in Article V shall be given independent effect. Accordingly, neither any Loan Party nor any Subsidiary thereof shall engage in any transaction or other act otherwise permitted under any covenant contained in Article V, if before or after giving effect to such transaction or act any Loan Party shall or would be in breach of any other covenant contained in Article V. Governing Law; Jurisdiction; Etc. (a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) or the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Ohio, provided, however, that if the laws of any jurisdiction other than Ohio shall govern in regard to the validity, perfection or effect of perfection of any lien or in regard to procedural matters affecting enforcement of any liens in Collateral, such laws of such other jurisdictions shall continue to apply to that extent. (b) Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing

107 Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Ohio sitting in Franklin County, Ohio and of the United States District Court of the Southern District of Ohio, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable Law, in such federal court. Each Loan Party agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction. (c) Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.11(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12 AND (C) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE. Counterparts; Integration; Effectiveness; Electronic Execution; Termination. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. (b) Electronic Execution. The words “execution,” “signed,” “signature,” “delivery” and words of like import in this Agreement and the other Loan Documents, including any Assignment and

108 Assumption, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any electronic signature or execution in the form of an electronic record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an electronic signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such electronic signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such electronic signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any electronic signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages there. (c) Upon the occurrence of the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this paragraph (c), the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this paragraph (c) shall be without recourse to or warranty by the Administrative Agent. Upon the occurrence of the Termination Date, the Administrative Agent will, and the Lenders irrevocably authorize the Administrative Agent to, release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent. “Termination Date” means the date on which (a) all Commitments shall have been terminated, (b) all Obligations (other than in respect of contingent indemnification and contingent expense reimbursement claims not then due) have been paid in full, and (c) all Letters of Credit (other than those that have been 105% Cash Collateralized or backstopped, or with respect to which other arrangements reasonably satisfactory to the applicable Issuing Bank have been made) have been cancelled or have expired (without any drawing having been made thereunder that has not been rejected or honored) and all amounts drawn or paid thereunder have been reimbursed in full. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by any Arranger, the Administrative Agent, any Issuing Bank or any Lender are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and any Arranger, the Administrative Agent, such Issuing Bank or such Lender, on the other hand, (ii) each of the Loan Parties

109 has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and by the other Loan Documents; (b) (i) each of any Arranger, the Administrative Agent, the Issuing Banks and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person and (ii) none of any Arranger, the Administrative Agent, the Issuing Banks and the Lenders has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Agreement and in the other Loan Documents; and (c) each of any Arranger, the Administrative Agent, the Issuing Bank and the Lenders and their respective branches and Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of any Arranger, the Administrative Agent, the Issuing Banks and the Lenders has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against any Arranger, the Administrative Agent, the Issuing Banks and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. USA PATRIOT Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the PATRIOT Act. Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on any Loan Party or any Subsidiary thereof or further restricts the rights of any Loan Party or any Subsidiary thereof or gives the Administrative Agent or any other Secured Party additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable:

110 (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): (a) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. (b) As used in this Section 9.19, (i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party, (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). Canadian Anti-Money Laundering Legislation. Each Loan Party acknowledges that, pursuant to the Canadian Anti-Money Laundering & Anti-Terrorism Legislation and other applicable anti- money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing

111 officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of the Lender, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable AML Legislation, then the Administrative Agent, (a) shall be deemed to have done so as an agent for each Secured Party, and this Agreement shall constitute a "written agreement" in such regard between each Secured Party and the Administrative Agent within the meaning of the applicable AML Legislation; and (b) shall provide to each Secured Party copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. [SIGNATURE PAGES FOLLOW]

SCHEDULE A COMMITMENT SCHEDULE Lender Revolving Commitment Applicable Percentage – Revolving Facility Term Loan Commitment Applicable Percentage – Term Loan Facility CapEx Loan Commitment Applicable Percentage – CapEx Facility The Huntington National Bank $25,000,000 100% $25,000,000 100% $25,000,000 100% Total $25,000,000 100% $25,000,000 100% $25,000,000 100%

SCHEDULE B DOMESTIC AND FOREIGN GUARANTORS OF PAYMENT Domestic Guarantors of Payment: Core Composites Corporation, a Delaware corporation Foreign Guarantors of Payment: Horizon Plastics International Inc., a British Columbia company

SCHEDULE C DOMESTIC REAL PROPERTY Core Molding Technologies, Inc.: 800 Manor Park Drive Columbus, Ohio 43228 24 Commerce Drive Meadow Creek Industrial Park Gaffney, South Carolina 29340 1700 Wilkie Drive Winona, Minnesota 55987 Core Composites Corporation: None.

SCHEDULE 2.10(c)

AMORTIZATION

Beg. Date	End Date	Month	Principal	Period End Principal Payment
7/22/2022	8/10/2022	1	25,000,000.00	104,166.67
8/10/2022	9/10/2022	2	24,895,833.33	104,166.67
9/10/2022	10/10/2022	3	24,791,666.66	104,166.67
10/10/2022	11/10/2022	4	24,687,499.99	104,166.67
11/10/2022	12/10/2022	5	24,583,333.32	104,166.67
12/10/2022	1/10/2023	6	24,479,166.65	104,166.67
1/10/2023	2/10/2023	7	24,374,999.98	104,166.67
2/10/2023	3/10/2023	8	24,270,833.31	104,166.67
3/10/2023	4/10/2023	9	24,166,666.64	104,166.67
4/10/2023	5/10/2023	10	24,062,499.97	104,166.67
5/10/2023	6/10/2023	11	23,958,333.30	104,166.67
6/10/2023	7/10/2023	12	23,854,166.63	104,166.67
7/10/2023	8/10/2023	13	23,749,999.96	104,166.67
8/10/2023	9/10/2023	14	23,645,833.29	104,166.67
9/10/2023	10/10/2023	15	23,541,666.62	104,166.67
10/10/2023	11/10/2023	16	23,437,499.95	104,166.67
11/10/2023	12/10/2023	17	23,333,333.28	104,166.67
12/10/2023	1/10/2024	18	23,229,166.61	104,166.67
1/10/2024	2/10/2024	19	23,124,999.94	104,166.67
2/10/2024	3/10/2024	20	23,020,833.27	104,166.67
3/10/2024	4/10/2024	21	22,916,666.60	104,166.67

4/10/2024	5/10/2024	22	22,812,499.93	104,166.67
5/10/2024	6/10/2024	23	22,708,333.26	104,166.67
6/10/2024	7/10/2024	24	22,604,166.59	104,166.67
7/10/2024	8/10/2024	25	22,499,999.92	156,250.00
8/10/2024	9/10/2024	26	22,343,749.92	156,250.00
9/10/2024	10/10/2024	27	22,187,499.92	156,250.00
10/10/2024	11/10/2024	28	22,031,249.92	156,250.00
11/10/2024	12/10/2024	29	21,874,999.92	156,250.00
12/10/2024	1/10/2025	30	21,718,749.92	156,250.00
1/10/2025	2/10/2025	31	21,562,499.92	156,250.00
2/10/2025	3/10/2025	32	21,406,249.92	156,250.00
3/10/2025	4/10/2025	33	21,249,999.92	156,250.00
4/10/2025	5/10/2025	34	21,093,749.92	156,250.00
5/10/2025	6/10/2025	35	20,937,499.92	156,250.00
6/10/2025	7/10/2025	36	20,781,249.92	156,250.00
7/10/2025	8/10/2025	37	20,624,999.92	156,250.00
8/10/2025	9/10/2025	38	20,468,749.92	156,250.00
9/10/2025	10/10/2025	39	20,312,499.92	156,250.00
10/10/2025	11/10/2025	40	20,156,249.92	156,250.00
11/10/2025	12/10/2025	41	19,999,999.92	156,250.00
12/10/2025	1/10/2026	42	19,843,749.92	156,250.00
1/10/2026	2/10/2026	43	19,687,499.92	156,250.00
2/10/2026	3/10/2026	44	19,531,249.92	156,250.00
3/10/2026	4/10/2026	45	19,374,999.92	156,250.00
4/10/2026	5/10/2026	46	19,218,749.92	156,250.00

5/10/2026	6/10/2026	47	19,062,499.92	156,250.00
6/10/2026	7/10/2026	48	18,906,249.92	156,250.00
7/10/2026	8/10/2026	49	18,749,999.92	208,333.33
8/10/2026	9/10/2026	50	18,541,666.59	208,333.33
9/10/2026	10/10/2026	51	18,333,333.26	208,333.33
10/10/2026	11/10/2026	52	18,124,999.93	208,333.33
11/10/2026	12/10/2026	53	17,916,666.60	208,333.33
12/10/2026	1/10/2027	54	17,708,333.27	208,333.33
1/10/2027	2/10/2027	55	17,499,999.94	208,333.33
2/10/2027	3/10/2027	56	17,291,666.61	208,333.33
3/10/2027	4/10/2027	57	17,083,333.28	208,333.33
4/10/2027	5/10/2027	58	16,874,999.95	208,333.33
5/10/2027	6/10/2027	59	16,666,666.62	208,333.33
6/10/2027	7/10/2027	60	16,458,333.29	208,333.33
7/10/2027	7/22/2027	61	16,249,999.96	16,249,999.96

SCHEDULE 5.8 EXISTING INDEBTEDNESS 1. Unsecured Indebtedness up to $345,000.00 incurred under the credit card financing arrangement with Elan Financial Services. 2. That certain Finance Agreement, dated as of April 24, 2020 and as may be amended from time to time to the extent permitted under the Credit Agreement, by and between Borrower and LEAF Capital Funding, LLC. 3. Indebtedness under that certain Irrevocable Standby Letter of Credit No. IS000148682U originally dated October 27, 2020 and currently expiring June 30, 2023 and issued by Wells Fargo Bank, National Association in favor of Liberty Mutual Insurance Company as beneficiary, in the face amount of $160,000. 4. Intercompany indebtedness consisting of: a. Payables from Core Composites Corporation to Core Composites de Mexico in the approximate amount of $2,777,000. b. Payables from CC HPM, S. de R.L. de C.V. to the Borrower in the approximate amount of $449,000. c. Payables from CC HPM, S. de R.L. de C.V. to Core Composites Corporation in the approximate amount of $2,500,000 . d. Payable from CC HPM, S. de R.L. de C.V. to Horizon Plastics International Inc. in the approximate amount of $450,000.

SCHEDULE 5.9

EXISTING LIENS

Debtor	Secured Party	Filing Office	File Number	File Date	Collateral
Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20182511869	Initial: 04/13/2018	Specific equipment
Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20183508732	Initial: 05/23/2018	Specific equipment
Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20183728694	Initial: 06/01/2018	Specific equipment
Core Molding Technologies, Inc.	Altron Automation, Inc. Hudsonville, MI	Delaware Secretary of State	20183860026	Initial: 06/07/2018	Specific equipment
Core Molding Technologies, Inc.	Altron Automation, Inc. Hudsonville, MI	Delaware Secretary of State	20183860067	Initial: 06/07/2018	Specific equipment
Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20185495920	Initial: 08/09/2018	Specific equipment
Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20185681412	Initial: 08/17/2018	Specific equipment
Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20185697202	Initial: 08/17/2018	Specific equipment
Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20191058671	Initial: 02/14/2019	Specific equipment

Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20197641009	Initial: 10/31/2019	Specific equipment
Core Molding Technologies, Inc.	Leaf Capital Funding, LLC Philadelphia, PA	Delaware Secretary of State	20202980789	Initial: 04/27/2020	Specific equipment
Core Molding Technologies, Inc.	FGI Equipment Finance LLC Boca Raton, FL	Delaware Secretary of State	20207542139	Initial: 10/29/2020	Specific equipment
Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20211417444	Initial: 02/22/2021	Specific equipment
Core Molding Technologies, Inc.	Altron Automation, Inc. Hudsonville, MI	Delaware Secretary of State	20212512508	Initial: 03/21/2021	Specific equipment
Core Molding Technologies, Inc.	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20223714573	Initial: 05/03/2022	Specific equipment
Horizon Plastics International Inc.	Citibank N.A. New York, NY	Recorder of Deeds of Washington D.C.	2016026294	Initial: 03/17/2016 Cont.: 12/08/2020	All right, title and interest of the Debtor in and to all accounts and all other forms of obligations owning to the Debtor by Xylem Inc. and its subsidiaries and affiliates *
Core Composites Corporation	Paragon Die & Engineering Company Grand Rapids, MI	Delaware Secretary of State	20176948266	Initial: 10/18/2017	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20177945068	Initial: 12/01/2017	Specific equipment

Core Composites Corporation	Paragon Die & Engineering Company Grand Rapids, MI	Delaware Secretary of State	20182598437	Initial: 04/17/2018	Specific equipment
Core Composites Corporation	Paragon Die & Engineering Company Grand Rapids, MI	Delaware Secretary of State	20182599633	Initial: 04/17/2018	Specific equipment
Core Composites Corporation	Paragon Die & Engineering Company Grand Rapids, MI	Delaware Secretary of State	20182600092	Initial: 04/17/2018	Specific equipment
Core Composites Corporation	Paragon Die & Engineering Company Grand Rapids, MI	Delaware Secretary of State	20182655443	Initial: 04/19/2018	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20183508732	Initial: 05/23/2018	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20183728694	Initial: 06/01/2018	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20185681412	Initial: 08/17/2018	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20185697202	Initial: 08/17/2018	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20191058671	Initial: 02/14/2019	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20197641009	Initial: 10/31/2019	Specific equipment

Core Composites Corporation	FGI Equipment Finance LLC Boca Raton, FL	Delaware Secretary of State	20207542139	Initial: 10/29/2020	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20211417444	Initial: 02/22/2021	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20223714573	Initial: 05/03/2022	Specific equipment
Core Composites Cincinnati, LLC	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20177945068	Initial: 12/01/2017	Specific equipment
Core Composites Cincinnati, LLC	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20183728694	Initial: 06/01/2018	Specific equipment
Core Composites Cincinnati, LLC	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20185681412	Initial: 08/17/2018	Specific equipment
Core Composites Cincinnati, LLC	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20185697202	Initial: 08/17/2018	Specific equipment
Core Composites Cincinnati, LLC	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20191058671	Initial: 02/14/2019	Specific equipment
Core Composites Cincinnati, LLC	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20197641009	Initial: 10/31/2019	Specific equipment
Core Composites Cincinnati, LLC	C.G. Automation & Fixture, Inc. Comstock Park, MI	Delaware Secretary of State	20211417444	Initial: 02/22/2021	Specific equipment

Horizon Plastics International Inc.	Deckorators, Inc.	Ontario Personal Property Security Registration System	782043264	Initial: 04/14/2022	Specific equipment (of the Secured Party)
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	16-0033420009	Initial: 10/16/2016	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	17-0022121571	Initial: 06/28/2017	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	17-0026006931	Initial: 07/31/2017	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	17-0040365591	Initial: 12/01/2017	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	18-0018147747	Initial: 05/23/2018	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	18-0019183566	Initial: 06/01/2018	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	18-0029065425	Initial: 08/17/2018	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	19-0005477669	Initial: 02/14/2019	Specific equipment
Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	21-0006905487	Initial: 02/22/2021	Specific equipment

Core Composites Corporation	C.G. Automation & Fixture, Inc. Comstock Park, MI	Texas Secretary of State	22-0022185789	Initial: 05/03/2022	Specific equipment

* The Debtor is in the process of getting this lien terminated.

SCHEDULE 5.11

EXISTING INVESTMENTS

Investor	Issuer	Equity Investment (In USD)
Core Molding Technologies, Inc.	Horizon Plastics International Inc.	$26,500,000

Investor	Issuer	Equity Investment (In USD)
Core Composites Corporation	CC HPM , S. de R.L. de C.V.	$1,995,000
Core Molding Technologies, Inc.	CC HPM , S. de R.L. de C.V.	$105,000
Total		$2,100,000

Investor	Issuer	Equity Investment (In USD)
Core Composites Corporation	Corecomposites de México, S. de R.L. de C.V.	$6,445,103
Core Molding Technologies, Inc.	Corecomposites de México, S. de R.L. de C.V.	$339,216
Total		$6,784,319

The intercompany indebtedness disclosed in item 4 of Schedule 5.8 is hereby incorporated by reference.

The Subsidiaries disclosed in Schedule 6.11 are hereby incorporated by reference.

SCHEDULE 6.1

SUBSIDIARIES

Company	Jurisdiction of Organization	Foreign Qualifications	Tax ID Number
Core Molding Technologies, Inc.	Delaware	South Carolina Ohio Minnesota	31-1481870
Core Composites Corporation	Delaware	Texas	31-1804489
Core Composites Cincinnati, LLC	Delaware	Ohio	20-3179096
Core Automotive Technologies LLC	Delaware	None	N/A
Corecomposites de México, S. de R.L. de C.V.	Tamaulipas, Mexico	None	CME011015M33
Horizon Plastics International Inc.	British Columbia, Canada	Ontario, Canada	78867 7516
CC HPM, S. de R.L. de C.V.	Tamaulipas, Mexico	None	CHP171114QY9

Subsidiary of Borrower	Dormant Subsidiary	Chief Executive Office and Principal Place of Business	Equity Owner	Percentage of Ownership
Core Composites Corporation	No	800 Manor Park Drive Columbus, Ohio 43228	Core Molding Technologies, Inc.	100%
Core Composites Cincinnati, LLC	Yes	800 Manor Park Drive Columbus, Ohio 43228	Core Molding Technologies, Inc.	100%
Core Automotive Technologies LLC	Yes	800 Manor Park Drive Columbus, Ohio 43228	Core Molding Technologies, Inc.	100%

Subsidiary of Borrower	Dormant Subsidiary	Chief Executive Office and Principal Place of Business	Equity Owner	Percentage of Ownership
Corecomposites de México, S. de R.L. de C.V.	No	Guillermo González Camarena No. 9003, Parque Industrial La Ventana, Matamoros, Tamaulipas, C.P. 87569, Mexico	Core Molding Technologies, Inc.	5%
			Core Composites Corporation	95%
Horizon Plastics International Inc.	No	Building 3, Northam Industrial Park, 740 Division Street Cobourg, Ontario, K9A 4L1 Canada	Core Molding Technologies, Inc.	100%
CC HPM, S. de R.L. de C.V.	No.	Avenida Internacional #220, Parque Industrial VYNMSA Escobedo, C.P. 66053, Escobedo, Nuevo León, México	Core Molding Technologies, Inc.	5%
			Core Composites Corporation	95%

SCHEDULE 6.4 LITIGATION None.

SCHEDULE 6.5 REAL PROPERTY US Real Property: Core Molding Technologies, Inc.: 800 Manor Park Drive Columbus, Ohio 43228 24 Commerce Drive Meadow Creek Industrial Park Gaffney, South Carolina 29340 1700 Wilkie Drive Winona, Minnesota 55987 Mexican Property: Corecomposites de México, S. de R.L. de C.V.: Guillermo González Camarena No. 9003, Parque Industrial La Ventana, Matamoros, Tamaulipas, C.P. 87569, Mexico Canadian Real Property: None.

SCHEDULE 6.9

CHIEF EXECUTIVE OFFICE AND LOCATION OF COLLATERAL

Chief Executive Offices:

Loan Party	Location of Chief Executive Office
Core Molding Technologies, Inc.	800 Manor Park Drive Columbus, Ohio 43228
Core Composites Corporation	800 Manor Park Drive Columbus, Ohio 43228
Horizon Plastics International Inc.	Building 3, Northam Industrial Park, 740 Division Street Cobourg, Ontario K9A 4L1 Canada

Owned and Leased Locations:

Loan Party	Location	Owned/Leased	Landlord's Waiver Requested
Core Molding Technologies, Inc.	800 Manor Park Drive Columbus, Ohio 43228	Owned	N/A
Core Molding Technologies, Inc.	24 Commerce Drive Meadow Creek Industrial Park Gaffney, South Carolina	Owned	N/A
Core Molding Technologies, Inc.	1700 Wilkie Drive Winona, Minnesota 55987	Owned	N/A
Core Molding Technologies, Inc.	2251 E. Front Street Logan, OH 43138	Leased	N/A
Core Composites Corporation	1385 Cheers Blvd. Brownsville, Texas 78521	Leased	Yes
Horizon Plastics International Inc.	Buildings 3, 4 Centre, 4 West and 16, Building 3 Storage Yard and Causeway, Northam Industrial Park 740 Division Street Cobourg, Ontario, K9A 4L1	Leased	Yes
Horizon Plastics International Inc.	9726 47th Avenue, S.W., Building #14, Lakewood, WA 98499	Leased	N/A
Horizon Plastics International Inc.	2655 Lakeshore Rd., Port Hope, Ontario	Leased	N/A

Other Locations:

Loan Party Location1 Core Molding Technologies, Inc. Carolina Customs Finishing 2115 N. Fayetteville St. Asheboro, NC 27203 Core Molding Technologies, Inc. Premier Fleet Services, LLC 869 Water Street Shoemakersville, PA 19555 1 No inventory is stored at such location; products are sent to such locations for painting prior to shipment to end customer. Collateral value less than $250,000 as of the Closing Date,

SCHEDULE 6.11 ERISA PLANS AND FOREIGN PENSION PLANS International Association of Machinist and Aerospace Workers (“IAM”) – Multi employer defined benefit pension plan. Post-Retirement Health and Life Insurance benefit plan.

SCHEDULE 6.16 MATERIAL AGREEMENTS 1. Paccar Supply Agreement 2. BRP Supply Agreement 3. BRP Supply Agreement (2) 4. Polaris Supply Agreement 5. Volvo Supply Agreement 6. UFP Supply Agreement 7. Yamaha Supply Agreement 8. Owens Corning Glass 9. Johns Manville Glass 10. Equistar Chemical LP Resin 11. Dow Chemical Canada ULC Resin

SCHEDULE 6.17

INTELLECTUAL PROPERTY
U.S.

Patents

Owner	Name	Number	Issue Date
Horizon Plastics International Inc.*	Truck Storage Box	D659,074	May 8, 2012
Horizon Plastics International Inc.*	Truck Box Assembly	8,567,650	Oct. 29, 2013
Horizon Plastics International Inc.*	Bracket	D702,620	Apr. 15, 2014
Horizon Plastics International Inc.*	Solar Panel Supports	D718,228	Nov. 25, 2014

* Acquired from 1541689 Ontario Inc. but the registered owner remains 1541689 Ontario Inc.

U.S.

Trademarks

Owner	Mark	Reg. No.	Reg. Date
Horizon Plastics International Inc.	SOILSAVER	1228935	Mar. 1, 1983
Horizon Plastics International Inc.		1827486	Mar. 22, 1994
Horizon Plastics International Inc.		1840565	Jun. 21, 1994
Core Molding Technologies, Inc.	HYDRILITE	5199652	May 9, 2017
Core Molding Technologies, Inc.	MIRILITE	5219457	Jun. 6, 2017
Core Molding Technologies, Inc.	ECONOLITE	4644958	Nov. 25, 2014
Core Molding Technologies, Inc.	AIRILITE	4462202	Jan. 7, 2014
Core Molding Technologies, Inc.	FEATHERLITE	4390747	Aug. 27, 2013
Core Molding Technologies, Inc.	ADVANTAGE Plus	2732943	July 1, 2003
Core Molding Technologies, Inc.	ADVANTAGE	2853045	June 15, 2004

Canadian

Trademarks

Owner	Trademark	Application Number	Registration Number	Registration Date
Horizon Plastics International Inc.	SOILSAVER	0433739	TMA245249	1980-05-23
Horizon Plastics International Inc.	COMPOST BIN DESIGN	0646977	TMA378202	1991-01-11
Horizon Plastics International Inc.	COMPOST BIN DESIGN	0646980	TMA378203	1991-01-11
Horizon Plastics International Inc.	EARTHSAVER	0678849	TMA398340	1992-05-15
Horizon Plastics International Inc.	GARDEN CATCHER	0683248	TMA405308	1992-11-20
Horizon Plastics International Inc.	HUMUS BUILDER	0683245	TMA405590	1992-11-27
Horizon Plastics International Inc.	BOX DESIGN	0675582	TMA406925	1993-01-15
Horizon Plastics International Inc.	RECYCLING BEGINS AT HOME	0678850	TMA397399	1992-04-17

SCHEDULE 6.18

INSURANCE

Policy Number	Description	Ins	Eff. Date	Exp. Date	Named Insured
AS5Z81025247032	Automobile	Liberty Mutual	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
68028057	$2MM Kidnap and Ransom	Federal Insurance Co.	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
TH7Z81025247092	Commercial Umbrella - $15M	Liberty Mutual	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
HN03036568070122	$10MM Side A Excess	21V AmWins Group	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
PLMCBSI5EZC8LP	$1MM Privacy and Network, EPLI	Obsidian Specialty	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
7930120060000	Pollution Environmental	Homeland Ins of NY	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
107465196	Primary D&O	Travelers Casualty and Surety	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
EX2S19702522NF	Excess Liability 10x25	Travelers	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
81795357	$2MM Crime Policy	Federal Insurance Co.	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
18191613	Mexico-Foreign Liability	APW ACE Seguros, S.A. (Mexico)	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
PHFD37965157007	Foreign Package	CHUBB	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
7015303697	Excess Liability $10Mx$15M	CNA-Continental Casualty	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
10515464	Canada Foreign Liability	Chubb Ins. Co of Canada	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
TB5Z81025247022	General Liability	Liberty Mutual	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
68005827	$1MM Fiduciary Liability	Federal Insurance Co.	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
WA6Z8D025247082	Workers Compensation	Liberty Mutual	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
106763835	$3MM EPL	Travelers Casualty and Surety	7/1/2022	7/1/2023	Core Molding Technologies, Inc.
SAF3000089192	Flood (MN)	Homesite Insurance Company	3/20/2022	3/20/2023	Core Molding Technologies, Inc.
6067	Excess Flood - MN	Lloyds of London	10/20/2021	10/20/2022	Core Molding Technologies, Inc.
UP2104516	Prop Lloyds Synd - All Other	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.

UP2104488	Prop Lloyd Synd - Canada	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104488	Prop Lloyds Synd - Mexico	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104488	Prop Lloyds Synd - All Other	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104283	Prop Lloyds Synd - Canada	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104283	Prop Lloyds Synd - Mexico	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104283	Prop Lloyds Synd - All Other	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
PPR779809103	Zurich Property Policy	Zurich	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
016453986	AIG Property Policy	AIG	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
20158847	L - Mexico- Foreign Property	Zurich	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
18191616	L - Canada Foreign Property	Zurich	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104556	Property - Partner Re - Mexico	PartnerRe America Insurance Co.	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104556	Property Partner Re - Canada	PartnerRe America Insurance Co.	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104556	Property Partner Re - All Othe	PartnerRe America Insurance Co.	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104537	Property - Lloyds Syndicates	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104537	PropLloyds Syndicates - Mexico	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104516	Prop Lloyds Synd - Canada	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
UP2104516	Prop Lloyds Synd - Mexico	Certain Underwriters at Lloyds	9/1/2021	9/1/2022	Core Molding Technologies, Inc.
EWC008500	Excess Workers Comp	Midwest Employers	7/1/2021	7/1/2023	Core Molding Technologies, Inc.

SCHEDULE 6.19

DEPOSIT AND SECURITIES ACCOUNT

OWNER	BANK	ACCOUNT NUMBERS	DESCRIPTION
Core Molding Technologies, Inc.	Wells Fargo	4744710898	CPI Disbursement
Core Molding Technologies, Inc.	Wells Fargo	4943851352	CFG Collection
Core Molding Technologies, Inc.	Wells Fargo	4943851360	CFG Disbursement
Core Molding Technologies, Inc.	Wells Fargo	4943851410	Core Master
Core Molding Technologies, Inc.	Wells Fargo	4943851378	CCC Collection
Core Molding Technologies, Inc.	Wells Fargo	4943851386	CCC Disbursement
Core Molding Technologies, Inc.	Wells Fargo	4943851402	CMT Collection
Core Molding Technologies, Inc.	Wells Fargo	4943851428	CMT Disbursement
Core Molding Technologies, Inc.	Wells Fargo	4838745487	CPI Collection
Core Molding Technologies, Inc.	Wells Fargo	4943851436	Payroll Checking
Horizon Plastics International Inc.	Wells Fargo	4943899328	HPI USD Collection
Horizon Plastics International Inc.	Wells Fargo	4942364746	HPI USD Disbursement
Horizon Plastics International Inc.	TD	5514391	Tax Payments
Horizon Plastics International Inc.	TD	5514405	HPI Disbursement & Collection
Horizon Plastics International Inc.	TD	5594875	Not Used (Setup as collections for Wells Fargo Transition)
Horizon Plastics International Inc.	TD	7418869	HPI Disbursement & Collection
Horizon Plastics International Inc.	TD	7436697	Not Used (Setup as collections for Wells Fargo Transition)

0

EXHIBIT A-1 [FORM OF] BORROWING NOTICE Date: [___________________] To: The Huntington National Bank, as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Credit Agreement), among CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation, as the Borrower, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent. The Borrower hereby requests a Borrowing of [Revolving Loans][Term Loans][CapEx Loans] 1. On [_____________________] (a Business Day).1 2. In the amount of $[_____________________]. 3. Type of Borrowing: [ABR Borrowing][SOFR Borrowing] 4. Deposit into Huntington Account Number: [_____________________] The Borrower hereby represents and warrants (for itself and on behalf of the other Loan Parties) that (a) this Borrowing Notice complies with Section 2.3(b) and the other provisions of the Credit Agreement and (b) the conditions specified in [Section 4.1 and] Section 4.2 of the Credit Agreement will be satisfied on and as of the date specified in Item 1 above. [The Borrower hereby represents and warrants that the Borrowing of CapEx Loans requested herein shall be used solely to finance capital expenditures as permitted under the Credit Agreement.]2 [Signature page to follow] 1 Each Borrowing Request must be received by the Administrative Agent no later than 1:00 p.m. on the Business Day prior to the date of the requested Borrowing. 2 To be included only with respect to Borrowings of CapEx Loans.

CORE MOLDING TECHNOLOGIES, INC. as the Borrower By: __________________________ Name:________________________ Title:_________________________

EXHIBIT A-2 [FORM OF] INTEREST ELECTION REQUEST Date: [___________________] To: The Huntington National Bank, as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Credit Agreement), among CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation, as the Borrower, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.7 of the Credit Agreement, that the undersigned hereby requests to convert the Borrowing of Loans referred to below, and in that connection sets forth below the information relating to such conversion (the “Proposed Conversion”) as required by Section 2.7 of the Credit Agreement: 1. The Proposed Conversion relates to the Borrowing of [Revolving][Term][CapEx] Loans in the principal amount of $____________ and currently maintained as a Borrowing of [ABR Loans] [SOFR Loans] (the “Outstanding Borrowing”). 2. The Business Day of the Proposed Conversion is ______________, ______. 3. [The Outstanding Borrowing][A portion of the Outstanding Borrowing in the principal amount of $__________] shall be converted into a Borrowing of [ABR Loans] [SOFR Loans]. The Borrower hereby represents and warrants that (a) this Interest Election Request complies with Section 2.7 and the other provisions of the Credit Agreement and (b) no Event of Default shall exist as of the date specified in Item 2 above. [Signature page to follow]

CORE MOLDING TECHNOLOGIES, INC. as the Borrower By: Name: Title:

EXHIBIT A-3 [FORM OF] SWINGLINE LOAN REQUEST Date: [___________________] To: The Huntington National Bank, as Administrative Agent and Swingline Lender Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Credit Agreement), among CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation, as the Borrower, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent. The Borrower hereby requests a Swingline Loan: 1. On [_____________________] (a Business Day).3 2. In the amount of $[_____________________]. 3. Deposit into Huntington Account Number: [_____________________] The Borrower hereby represents and warrants (for itself and on behalf of the other Loan Parties) that (a) this Swingline Loan Request complies with Section 2.5(b) and the other provisions of the Credit Agreement and (b) the conditions specified in Section 4.2 of the Credit Agreement will be satisfied on and as of the date specified in Item 1 above. [Signature page to follow] 3 Each Swingline Loan Request must be received by the Administrative Agent no later than 1:00 p.m. on the requested borrowing date.

CORE MOLDING TECHNOLOGIES, INC. as the Borrower By: Name: Title:

B-1 EXHIBIT B [FORM OF] COMPLIANCE CERTIFICATE [__________], 20[__] Financial Statement Date: ___________________ To: The Huntington National Bank, as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Credit Agreement), among CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation, as the Borrower, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and The Huntington National Bank, as Administrative Agent (in such capacity, the “Administrative Agent”). The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the [________________________] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that: [Use following paragraph 1 for fiscal year-end financial statements] 1. Attached hereto as Schedule 1 is the annual audit report of the Companies required by Section 5.3(b) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, certified by an unqualified opinion of an independent public accountant as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as the above date in accordance with GAAP. [Use following paragraph 1 for fiscal quarter-end financial statements] 1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.3(a) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ interests and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. 2. Attached hereto as Schedule 2 is a copy of management’s discussion and analysis with respect to the financial statements listed in paragraph 1 above, as is required by Section 5.3(d) of the Credit Agreement. 3. Attached hereto as Schedule 3 is a reasonably detailed aging of the Companies’ Accounts, as is required by Section 5.3(d) of the Credit Agreement. 4. Attached hereto as Schedule 4 is a reasonably detailed accounts payable aging, as is required by Section 5.3(d) of the Credit Agreement. 5. Attached hereto as Schedule 5 is a reasonably detailed inventory report, as is required by Section 5.3(d) of the Credit Agreement. 6. A review of the activities of the Borrower during the relevant reporting period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its obligations under the Loan Documents, and

B-2 [select one:] [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant of the Loan Documents applicable to it and no Default or Event of Default has occurred and is continuing.] —or— [the following covenants have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:] 7. The calculations of the Leverage Ratio, Fixed Charge Coverage Ratio and Consolidated Capital Expenditures set forth on Schedule 6 attached hereto are true and accurate in all material respects on and as of the date of this Certificate. 8. The proceeds of all CapEx Loans borrowed by the Borrower have been or will be used solely to finance capital expenditures as permitted by the Credit Agreement. 9. Unless stated otherwise in a certificate of a Financial Officer, there has been no material change in accounting policies or financial reporting practices by any of the Companies. CORE MOLDING TECHNOLOGIES, INC. as the Borrower By: __________________________ Name:________________________ Title:_________________________

B-3 For the Quarter/Year ended ___________________(“Statement Date”) SCHEDULE 1 to the Compliance Certificate [FINANCIAL STATEMENTS - See attached]

B-4 For the Quarter/Year ended ___________________(“Statement Date”) SCHEDULE 2 to the Compliance Certificate [COPY OF MANAGEMENT’S DISCUSSION AND ANALYSIS]

B-5 For the Quarter/Year ended ___________________(“Statement Date”) SCHEDULE 3 to the Compliance Certificate [AGING OF ACCOUNTS]

B-6 For the Quarter/Year ended ___________________(“Statement Date”) SCHEDULE 4 to the Compliance Certificate [ACCOUNTS PAYABLE AGING]

B-7 For the Quarter/Year ended ___________________(“Statement Date”) SCHEDULE 5 to the Compliance Certificate [INVENTORY REPORT]

B-8 For the Quarter/Year ended ___________________(“Statement Date”) SCHEDULE 6 to the Compliance Certificate1 ($ in 000’s) Calculation of Leverage Ratio A Consolidated Funded Indebtedness $______________________ B Consolidated Net Earnings $______________________ C The sum of without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of: C.1 Consolidated Interest Expense $______________________ C.2 Consolidated Income Tax Expense $______________________ C.3 Consolidated Depreciation and Amortization Charges $______________________ C.4 Reasonable non-recurring non-cash losses not incurred in the ordinary course of business with appropriate adjustments, reasonably acceptable to the Administrative Agent $______________________ C.5 Non-cash compensation expenses recognized under Statement of Financial Accounting Standards 123R in connection with the Borrower’s equity incentive stock option plan and restricted stock grants $______________________ C.6 non-cash post-retirement expenses minus retirement benefits paid in cash $______________________ C.7 C.1+C.2+C.3+C.4+C.5+C.6 $______________________ D To the extent included in Consolidated Net Earnings for such period, non-recurring gains not incurred in the ordinary course of business $______________________ E Consolidated EBITDA (C.7 minus D) $______________________ Leverage Ratio The ratio of A to E ____________ Requirement: Less than or equal to 3.00 to 1/.00 Calculation of Fixed Charge Coverage Ratio A Consolidated EBITDA (as determined in line E of the calculation of Leverage Ratio above) $______________________ B The sum of: 1 All calculations should be determined on a consolidated basis for the Borrower and its Subsidiaries for the reporting period.

B.1	Consolidated Unfunded Capital Expenditures[2]	$__________
B.2	Capital Distributions and other Restricted Payments actually made	$__________
B.3	net Consolidated Income Tax Expense paid in cash	$__________
B.4	B.1+B.2+B.3	$__________
C	Total (A minus B.4)	$__________
D	The aggregate, without duplication, of:	
D.1	Consolidated Interest Expense paid in cash	$__________
D.2	Scheduled principal payments on Consolidated Funded Indebtedness (other than optional prepayments of the Revolving Loans and the CapEx Loans), including payments on Capitalized Lease Obligations	$__________
D.3	Consolidated Fixed Charges (D.1+D.2)	$__________
Fixed Charge Coverage Ratio	**The ratio of C to D.3**	________ **Requirement: Greater than or equal to 1.20 to 1.00**

Calculation of Consolidated Capital Expenditures

Consolidated Capital Expenditures	**The amount of capital expenditures of the Borrower and its Subsidiaries (specifically including any software development costs that are capitalized)**	**$__________** **Requirement: Less than or equal to $30,000,000 for each fiscal year**

[2] For purposes of the calculation of the Fixed Charge Coverage Ratio, Consolidated Unfunded Capital Expenditures shall not include the amount of Excluded Growth CapEx for the applicable periods as set forth below:

Fiscal Quarter Ending	Excluded Growth CapEx
December 31, 2021	$1,694,000
March 31, 2022	$2,090,000
June 30, 2022	$2,424,000

B-9

1 Exhibit C-1 REVOLVING NOTE Principal Amount: $25,000,000.00 July 22, 2022 FOR VALUE RECEIVED, the undersigned, CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the “Lender”) the principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00), or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower. Both principal and interest are payable in Dollars to the Administrative Agent (as defined below) for the account of the Lender at the address set forth in the Credit Agreement, in immediately available funds. This Revolving Note (this “Note”) is one of the Revolving Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent (in such capacity, the “Administrative Agent”), including the security interests provided for therein or in the other Loan Documents. Capitalized terms used herein without definition are used as defined in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the principal amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

2 This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note shall be governed by, and construed in accordance with, the laws of the State of Ohio. [SIGNATURE PAGE FOLLOWS]

[Signature page to Revolving Note] IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year set forth above. CORE MOLDING TECHNOLOGIES, INC. By: ___________________________________ Name: John P. Zimmer Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer

1 Exhibit C-2 TERM NOTE Principal Amount: $25,000,000.00 July 22, 2022 FOR VALUE RECEIVED, the undersigned, CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the “Lender”) the principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) or, if less, the aggregate unpaid principal amount of the Term Loan (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower. Both principal and interest are payable in Dollars to the Administrative Agent (as defined below) for the account of the Lender at the address set forth in the Credit Agreement, in immediately available funds. This Term Note (this “Note”) is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent (in such capacity, the “Administrative Agent”), including the security interests provided for therein or in the other Loan Documents. Capitalized terms used herein without definition are used as defined in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Term Loan by the Lender to the Borrower in the initial outstanding principal amount set forth above, the indebtedness of the Borrower resulting from such Term Loan being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note shall be governed by, and construed in accordance with, the laws of the State of Ohio. [SIGNATURE PAGE FOLLOWS]

[Signature Page to Term Note] IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year set forth above. CORE MOLDING TECHNOLOGIES, INC. By: ___________________________________ Name: John P. Zimmer Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer

1 Exhibit C-3 SWINGLINE LOAN NOTE Principal Amount: $10,000,000.00 July 22, 2022 FOR VALUE RECEIVED, the undersigned, CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the “Swingline Lender”) the unpaid principal amount of the Swingline Loans (as defined in the Credit Agreement referred to below) made by the Swingline Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Swingline Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower. Both principal and interest are payable in Dollars to the Swingline Lender at the address set forth in the Credit Agreement, in immediately available funds. This Swingline Loan Note (this “Note”) is the Swingline Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and The Huntington National Bank, as Administrative Agent (in such capacity, the “Administrative Agent”), including the security interests provided for therein or in the other Loan Documents. Capitalized terms used herein without definition are used as defined in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Swingline Loans by the Swingline Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the principal amount set forth above, the indebtedness of the Borrower resulting from such Swingline Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note shall be governed by, and construed in accordance with, the laws of the State of Ohio. [SIGNATURE PAGE FOLLOWS]

[Signature page to Swingline Loan Note] IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year set forth above. CORE MOLDING TECHNOLOGIES, INC. By: ________________________________ Name: John P. Zimmer Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer

1 Exhibit C-4 CAPEX NOTE Principal Amount: $25,000,000.00 July 22, 2022 FOR VALUE RECEIVED, the undersigned, CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the “Lender”) the principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) or, if less, the aggregate unpaid principal amount of all CapEx Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the CapEx Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower. Both principal and interest are payable in Dollars to the Administrative Agent (as defined below) for the account of the Lender at the address set forth in the Credit Agreement, in immediately available funds. This CapEx Note (this “Note”) is one of the CapEx Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent (in such capacity, the “Administrative Agent”), including the security interests provided for therein or in the other Loan Documents. Capitalized terms used herein without definition are used as defined in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the CapEx Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time the outstanding principal amount set forth above, the indebtedness of the Borrower resulting from such CapEx Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note shall be governed by, and construed in accordance with, the laws of the State of Ohio. [SIGNATURE PAGE FOLLOWS]

[Signature Page to CapEx Note] IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year set forth above. CORE MOLDING TECHNOLOGIES, INC. By: ___________________________________ Name: John P. Zimmer Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer

EXHIBIT D FORM OF ASSIGNMENT AGREEMENT ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: ______________________________ 2. Assignee: ______________________________ ______________________________ [Assignee is an [Affiliate][Approved Fund] of [identify Lender] 3. Borrower: Core Molding Technologies, Inc., a Delaware corporation 4. Administrative Agent: The Huntington National Bank, as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement, dated as of July 22, 2022, among Borrower, the other Loan Parties party thereto, the Lenders from time to time party thereto, and The Huntington National Bank, as Administrative Agent 6. Assigned Interest[s]: Facility Assigned1 Aggregate Amount of Commitment/Loans for all Lenders Amount of Commitment/Loans Assigned Percentage Assigned of Commitment2 $ $ % $ $ % $ $ % $ $ % $ $ % [SIGNATURE PAGES FOLLOW] 1 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g., “Revolving Commitment”, “Term Loan”, etc.) 2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The terms specified in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: ________________________________ Name: Title: ASSIGNEE [NAME OF ASSIGNEE] By: ________________________________ Name: Title: [Consented to and ]3Accepted: THE HUNTINGTON NATIONAL BANK, as Administrative Agent By: ________________________________ Name: Title: 3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]4 CORE MOLDING TECHNOLOGIES, INC., as Borrower By: ________________________________ Name: Title: [Consented to:] THE HUNTINGTON NATIONAL BANK, as Issuing Bank and Swingline Lender By: ________________________________ Name: Title: 4 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1 CREDIT AGREEMENT STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic (e.g. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Ohio.

EXHIBIT E-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Molding Technologies, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent. Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

EXHIBIT E-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Molding Technologies, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent. Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non- U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

EXHIBIT E-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Molding Technologies, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent. Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

EXHIBIT E-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Molding Technologies, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and The Huntington National Bank, as Administrative Agent. Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN- E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ]